           UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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 [   ]         Definitive Proxy Statement
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Omega Healthcare Investors, Inc.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OMEGA HEALTHCARE INVESTORS, INC.
200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700
_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 9, 2010
________________

To our Stockholders:

The Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. (“Omega” or the “Company”) will be held at the Embassy Suites, 213 International Circle, Hunt Valley, Maryland on Wednesday, June 9, 2010, at 10:00 A.M.EDT, for the following purposes:

1.	To elect two members to Omega’s Board of Directors;

2.	To ratify the selection of Ernst & Young LLP as our independent auditor for fiscal year 2010; and

3.	To amend Omega’s Charter to:
a.
revise various provisions regarding real estate investment trust (“REIT”) ownership limits in our Charter to protect the Company’s status as a qualified REIT and to otherwise modernize our Charter based on developments in REIT law and industry standards; and

b.	grant authority to our Board of Directors to amend our Charter, from time to time, to increase or decrease the aggregate number of authorized shares of the Company’s common and preferred stock.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The nominees for election as directors are Edward Lowenthal and Stephen D. Plavin, each of whom presently serves as a director of Omega.

Our Board of Directors has fixed the close of business on April 30, 2010 as the record date for the determination of stockholders who are entitled to notice of and to vote at our Annual Meeting or any adjournments or postponements thereof.

We encourage you to attend our Annual Meeting.  Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR (i) the election of directors, (ii) the ratification of the selection of Ernst & Young LLP as our independent auditor and (iii) the proposed amendments to Omega’s Charter.  Please complete, sign, date and return the proxy card promptly in the enclosed envelope.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

By order of Omega’s Board of Directors,

C. Taylor Pickett
Chief Executive Officer

May [_], 2010
Hunt Valley, Maryland

YOUR VOTE IS IMPORTANT. Please complete, sign, date and mail the proxy card promptly in the enclosed envelope whether or not you plan to attend the meeting. It is important that you return the proxy card promptly whether or not you plan to attend the meeting, so that your shares are properly voted.

If you hold shares through a broker, bank or other nominee (in “street name”), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

OMEGA HEALTHCARE INVESTORS, INC.

200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
June 9, 2010

The accompanying proxy is solicited by the Board of Directors to be voted at the Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. to be held at the Embassy Suites, 213 International Circle, Hunt Valley, Maryland at 10:00 A.M. EDT on Wednesday, June 9, 2010, and any adjournments or postponements of the meeting.  It is anticipated that these proxy materials will be mailed beginning on or about May __, 2010, to our common stockholders of record on April 30, 2010.

A copy of our Annual Report for the year ended December 31, 2009, including financial statements, is enclosed.

Important notice regarding the availability of proxy materials for our Annual Meeting of Stockholders to be held on June 9, 2010.  This Proxy Statement, and our Annual Report to Stockholders for fiscal year 2009, which includes our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2010, are available electronically at http://www.omegahealthcare.com/annuals.cfm.

Additional copies of our Annual Report for fiscal year 2009 will be provided, without charge, upon written request addressed to Robert O. Stephenson, our Chief Financial Officer at our principal executive offices at 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030.

RECORD DATE

Our Board of Directors has fixed April 30, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  As of the close of business on the record date, there were [_] shares of our common stock, par value $0.10 per share, outstanding and entitled to vote.

As of the record date, our directors and executive officers beneficially owned [_] shares of our common stock (representing [_]% of the votes entitled to be cast at the meeting).

QUORUM AND VOTING

           Quorum.  Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting.  Proxies marked as abstaining and “broker non-votes” will be treated as shares present for purposes of determining the presence of a quorum.

Voting.  Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.  We urge stockholders to vote promptly either by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope, or for stockholders who own their shares in “street name” through a broker, in accordance with the telephone or internet voting instructions your broker may include with this mailing.

If you vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the manner you indicate. If you do not specify voting instructions, then the proxy will be voted in accordance with recommendations of the Board of Directors, as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion.

Ability to Revoke Proxies.  A stockholder voting by proxy has the power to revoke it at any time before it is exercised.  A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date.  A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person.  If the proxy is not revoked, it will be voted by those named in the proxy.

Broker Non-Votes.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

The vast majority of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

•
Beneficial Owner — If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the “beneficial owner.” As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting in person. Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

In previous years, under applicable SEC and NYSE rules, your broker had discretionary authority to vote your shares “for” or “against” the election of directors without direction from you. Due to recent changes in applicable SEC and NYSE rules, your broker may no longer vote your shares in director elections unless you have specifically directed him or her to do so. As a result, it is expected that fewer shares will be cast in this year’s election of directors as compared to prior years.

It is imperative that each stockholder instruct his/her/its broker how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 20101, but not with respect to any other matter to be presented at the Annual Meeting, including the election of directors or the amendment of our Charter.

VOTES REQUIRED

Election of Directors.  You may vote either “FOR” or “WITHHELD” with respect to each nominee for the Board of Directors. Directors are elected by plurality voting, which means that the two director nominees who receive the highest number of votes will be elected to the Board. Votes of “WITHHELD” and broker non-votes, if any, will have no effect on the outcome of the election of directors.

Amendments to Charter.  The approval of the amendments to our Charter set forth in Proposal 3(a) requires the affirmative vote of 80% of the outstanding shares of our common stock entitled to vote thereon as of the record date.  The approval of the amendments to our Charter set forth in Proposal 3(b) requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon as of the record date.  For purposes of the vote on Proposals 3(a) and 3(b), abstentions and broker non-votes will have the same effect as votes “AGAINST” such proposals.

Ratification of Selection of Ernst & Young LLP as Our Independent Auditor.  The ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2010 will require the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees and Voting Requirements

Our Board of Directors currently consists of six members.  Pursuant to our Charter, the directors have been divided into three groups.  At this year’s Annual Meeting, two directors will be elected by the holders of our common stock to hold office for a term of three years or, in each case, until their respective successors have been duly elected and qualified.

Our Nominating and Corporate Governance Committee of the Board of Directors has nominated Edward Lowenthal and Stephen D. Plavin for election as directors.

Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy card intend to vote FOR the election of the nominees named above to hold office for the term indicated above or until their respective successors have been duly elected and qualified.

If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies.  In no event would the proxy be voted for more than two nominees.

Due to recent changes in applicable SEC and NYSE rules, your broker may not vote your shares in the election of directors unless you have specifically directed your broker how to vote your shares.  As a result, we urge you to instruct your broker how to vote your shares.

Information Regarding Directors

Information about each director nominee, and the other individuals who currently serve on our Board of Directors, is set forth below.  Individuals not standing for election at the Annual Meeting are presented under the heading “Continuing Directors.”

Director Nominees

Director (age as of April 19)	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in

Edward Lowenthal (65)	1995
Mr. Lowenthal brings to our Board years of experience in the development and operation of real estate. Mr. Lowenthal also serves as a director of REIS, Inc. (a provider of real estate market information and valuation technology) (NASDAQ:REIS), American Campus Communities (NYSE:ACC) (a public developer, owner and operator of student housing at the university level), Desarrolladora Homex (NYSE: HXM) (a Mexican homebuilder) and serves as a trustee of the Manhattan School of Music. From January 1997 to March 2002, Mr. Lowenthal served as President and Chief Executive Officer of Wellsford Real Properties, Inc. (AMEX:WRP) (a real estate merchant bank) and was President of the predecessor of Wellsford Real Properties, Inc. since 1986.  He has also served as a director of Ark Restaurants Corp (NASDAQ: ARKR).

			2013
Stephen D. Plavin (50)	2000
Mr. Plavin brings to our Board management experience in the banking and mortgage-based REIT sector, as well as significant experience in real estate capital markets transactions. Mr. Plavin is the Chief Executive Officer and a director of Capital Trust, Inc., (NYSE:CT) a New York City-based mortgage REIT and investment management company. He has served as CEO since 2009.  From 1998 until 2009, Mr. Plavin was Chief Operating Officer of Capital Trust and was responsible for all of the lending, investing and portfolio management activities of Capital Trust, Inc. Prior to that time, Mr. Plavin was employed for 14 years with Chase Manhattan Bank and its securities affiliate, Chase Securities Inc.  Mr. Plavin held various positions within the real estate finance unit of Chase, including the management of: loan origination and execution, loan syndications, portfolio management, banking services and real estate owned sales. He served as managing director responsible for real estate client management for Chase’s major real estate relationships and in 1997 he became co-head of global real estate for Chase.  Mr. Plavin is also a director of WCI Communities, a privately-held developer of residential communities.

			2013

Continuing Directors

Director (age as of April 19)	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in

Thomas F. Franke (80)	1992
Mr. Franke brings to our Board  years of  experience in the operation of real estate companies, including long-term care providers.  Mr. Franke is Chairman and a principal owner of Cambridge Partners, Inc., an owner, developer and manager of multifamily housing in Grand Rapids, Michigan. He is also a principal owner of Laurel Healthcare (a private healthcare firm operating in the United States) and is a principal owner of Abacus Hotels LTD. (a private hotel firm in the United Kingdom). Mr. Franke was a founder and previously a director of Principal Healthcare Finance Limited and Omega Worldwide, Inc.

			2012
Bernard J. Korman (78)	1993
Mr. Korman brings to our Board extensive experience in healthcare, experience as a director of a REIT, and from his former role as chairman of Pep Boys. Mr. Korman has served as Chairman of the Board since March 8, 2004. Mr. Korman has been Chairman of the Board of Trustees of Philadelphia Health Care Trust, a private healthcare foundation, since December 1995. Mr. Korman is also a director of The New America High Income Fund, Inc. (NYSE:HYB) (financial services) and Medical Nutrition USA, Inc. (OTC:MDNU.OB) (develops and distributes nutritional products). He was formerly President, Chief Executive Officer and Director of MEDIQ Incorporated (OTC:MDDQP) (health care services) from 1977 to 1995 and a past director of and NutraMax Products, Inc. (OTC:NUTP) (consumer health care products). Mr. Korman served as a trustee of Kramont Realty Trust (NYSE:KRT) (real estate investment trust) from June 2000 until its merger in April 2005. Mr. Korman also served as a director of The Pep Boys, Inc. (NYSE:PBY) and as The Pep Boys, Inc.’s Chairman of the Board from May 28, 2003 until his retirement from such board in September 2004. Mr. Korman was previously a director of Omega Worldwide, Inc.

			2012

Harold J. Kloosterman (68)	1992
Mr. Kloosterman brings to our Board years of experience in the development and management of real estate. Mr. Kloosterman has served as President since 1985 of Cambridge Partners, Inc., a company he formed in 1985.  He has been involved in the development and management of commercial, apartment and condominium projects in Grand Rapids and Ann Arbor, Michigan and in the Chicago area.  Mr. Kloosterman was formerly a Managing Director of Omega Capital from 1986 to 1992.  Mr. Kloosterman has been involved in the acquisition, development and management of commercial and multifamily properties since 1978. He has also been a senior officer of LaSalle Partners, Inc. (now Jones Lang LaSalle).

			2011

C. Taylor Pickett (48)	2002
As Chief Executive Officer of our Company, Mr. Pickett brings to our Board a depth of understanding of our business and operations, as well as financial expertise in long-term healthcare services, mergers and acquisitions.  Mr. Pickett has served as the Chief Executive Officer since June 2001.  Prior to joining our Company, Mr. Pickett served as the Executive Vice President and Chief Financial Officer from January 1998 to June 2001 of Integrated Health Services, Inc., a public company specializing in post-acute healthcare services.  He also served as Executive Vice President of Mergers and Acquisitions from May 1997 to December 1997 of Integrated Health Services.  Prior to his roles as Chief Financial Officer and Executive Vice President of Mergers and Acquisitions, Mr. Pickett served as the President of Symphony Health Services, Inc. from January 1996 to May 1997.
			2011

-6-7-

Recommendation

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Lowenthal and Plavin..

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our capital stock as of March 31, 2010 for:

•	each of our directors and the named executive officers appearing in the table under “Executive Compensation —Summary Compensation Table” included elsewhere in this Proxy Statement; and

•	all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership of our common stock, for purposes of this Proxy Statement, includes shares of our common stock as to which a person has voting and/or investment power.  The number of shares shown in the table below include shares of restricted stock as reported in the footnotes below because the holders have the right to vote restricted stock.  Except for shares of restricted stock as to which the holder does not have investment power until vesting and as indicated in the footnotes, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable.  The business address of the directors and executive officers is 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030.  As of April 9, 2010, there were 92,704,687 shares of our common stock outstanding, and 4,339,500 shares of our Series D Preferred Stock outstanding.

	Common Stock			Series D Preferred
Beneficial Owner	Number of Shares		Percent of Class	Number of Shares	Percent of Class (10)

C. Taylor Pickett	248,654		0.3%	—	—
Daniel J. Booth	135,034		0.1%	—	—
Michael D. Ritz	9,245		*	144	*
R. Lee Crabill, Jr.	44,757		*	—	—
Robert O. Stephenson	138,118		0.1%	—	—
Thomas F. Franke	89,192	(1)	0.1%	4,000	*
Harold J. Kloosterman	52,329	(2)	0.1%	—	—
Bernard J. Korman	624,671	(3)	0.7%	—	—
Edward Lowenthal	30,661	(4)	*	—	—
Stephen D. Plavin	43,644	(5)	*	—	—
Directors and executive officers as a group (10 persons)	1,416,305	(6)	1.5%	4,144

5% Beneficial Owners:

ING Clarion Real Estate Securities, LLC	8,797,421	(7)	9.5%
BlackRock, Inc.	8,267,153	(8)	8.9%
The Vanguard Group, Inc.	7,718,068	(9)	8.3%

* Less than 0.1%

(1)
Includes (a) 47,141 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a member, (b) 6,700 shares of restricted stock (c) 4,000 preferred shares owned by a family limited liability company (Franke Family LLC).

(2)
Includes (a) shares owned jointly by Mr. Kloosterman and his wife, and 2,558 shares held solely in Mr. Kloosterman’s wife’s name, (b) 2,500 shares of restricted stock. Does not include 6,179 deferred common stock units, which represent the deferral of director stock grants under the Company’s Deferred Stock Plan. The deferred common stock units will not be converted into shares of common stock until certain events or dates as specified in the Deferred Stock Agreement.

(3)	Includes (a) stock options that are exercisable within 60 days to acquire 1,000 shares, and (b) 12,501 shares of restricted stock.

(4)	Includes (a) stock options that are exercisable within 60 days to acquire 1,000 shares, and (b) 6,700 shares of restricted stock.

(5)	Includes (a) stock options that are exercisable within 60 days to acquire 14,000 shares, and (b) 6,700 shares of restricted stock.

(6)	Includes (a) stock options that are exercisable within 60 days to acquire 16,000 shares, and (b) 158,408 shares of restricted stock.

(7)
Based on a Schedule 13G/A filed by ING Clarion Real Estate Securities LLC. on February 12, 2010.  ING. Clarion Real Estate Securities LLC is located at 201 King of Prussia Road, Suite 600, Radnor, PA 19087.  Includes 3,717,630 shares of common stock over which ING Clarion Real Estate Securities LLC has sole voting power or power to direct the vote and 3,900 shares of shared voting power.

(8)
Based on a Schedule 13G filed by BlackRock, Inc. on January 29, 2010.  BlackRock, Inc. is located at 40 East 52nd street, New York, NY 10022.  Includes 8,267,153 shares of common stock over which BlackRock, Inc. has sole voting power.

(9)
Based on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 5, 2010.  The Vanguard Group, Inc. is located at 100 Vanguard Blvd. Malvern, PA 19355.  Includes 120,660 shares of common stock over which The Vanguard Group, Inc. has sole voting power or power to direct the vote.

(10)	Based on 4,339,500 shares of Series D preferred stock outstanding at April 9, 2010.

DIRECTORS AND OFFICERS OF OUR COMPANY

Board of Directors and Committees of the Board

The members of the Board of Directors on the date of this Proxy Statement and the Committees of the Board on which they serve are identified below.

Director	Audit Committee	Compensation Committee	Investment Committee	Nominating and Corporate Governance Committee
Thomas F. Franke		XX		X
Harold J. Kloosterman	X	X	XX	XX
Bernard J. Korman *		X	X	X
Edward Lowenthal	X	X		X
C. Taylor Pickett			X
Stephen D. Plavin	XX	X		X

*	Chairman of the Board
XX	Chairman of the Committee
X	Member

The Board of Directors held seven meetings during 2009.  All members of the Board of Directors attended more than 75% of the Board of Directors or Committee meetings held during 2009.  Mr. Korman, as Chairman of the Board, presides over any meeting, including regularly scheduled executive sessions of the non-management directors. If Mr. Korman is not present at such a session, the presiding director is chosen by a vote of those present at the session. Except for Mr. Pickett, all of the members of the Board of Directors meet the NYSE listing standards for independence.  While the Board of Directors has not adopted any categorical standards of independence, in making these independence determinations, the Board of Directors noted that no director other than Mr. Pickett (a) received direct compensation from our Company other than director annual retainers and meeting fees, (b) had any relationship with our Company or a third party that would preclude independence, or (c) had any business relationship with our Company and its management, other than as a director of our Company.  Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the NYSE listing standards for independence.  While we invite our directors to attend our Annual Meeting of Stockholders, we currently do not have a formal policy regarding director attendance.  Mr. Pickett was the only director who attended the Annual Meeting last year.

Board Leadership Structure and Risk Oversight

Since 2001, an independent non-employee director has served as the Chairman of the Board of Directors, rather than our Chief Executive Officer.  We separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the difference between the two roles.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day management and operations of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, and sets the agenda for and presides over meetings of the Board.

The Board of Directors, as a whole and at the committee level, plays an important role in overseeing the management of risk.  Management is responsible for the identifying the significant risks facing the Company, implementing risk management strategies that are appropriate for the Company’s business and risk profile, integrating consideration of risk and risk management into the Company’s decision-making process, and communicating information with respect to material risks to the Board or the appropriate committee.

Portfolio and investment risk is one of principal risks faced by the Company.  We manage portfolio and investment risk by seeking, among other factors, Investment Committee and/or  Board approval for new investments  over designated thresholds, and providing detailed underwriting information on such proposed investments to the Investment Committee or the Board, as the case may be. In addition, our full Board regularly reviews the performance, credit information, and coverage ratios of our operators.

Consistent with the rules of the NYSE, the Audit Committee provides oversight with respect to risk assessment and risk management, the Company’s financial statements, and internal control over financial reporting.  The Compensation Committee reviews risks associated with the Company’s compensation plans and arrangements.  While each committee monitors certain risks and the management of such risks, the full Board is regularly informed about such matters. The full Board generally oversees risk and risk management issues otherwise arising in the Company’s business and operations

  Audit Committee

The Audit Committee met six times in 2009. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial information to be provided to stockholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the external independent audit process.  In addition, the Audit Committee selects our Company’s independent auditors and provides an avenue for communication between the independent auditors, financial management and the Board of Directors.

Each of the members of the Audit Committee is independent and financially literate, as required of audit committee members by the NYSE.  The Board of Directors has determined that Mr. Plavin is qualified to serve as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.  The Board of Directors made a qualitative assessment of Mr. Plavin’s level of knowledge and experience based on a number of factors, including his formal education and his experience as Chief Executive Officer of Capital Trust, Inc., a New York City-based mortgage REIT and investment management company, where he is responsible for all management activities.  Mr. Plavin holds an M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University.

Compensation Committee

The Compensation Committee met five times during 2009 and has responsibility for the compensation of our key management personnel and administration of our equity incentive plans.  The responsibilities of the Compensation Committee are more fully described in its Charter, which is available on our website at www.omegahealthcare.com.

Investment Committee

The Investment Committee has responsibility for developing strategies in growing our portfolio and authority to approve investments up to established thresholds.  The Investment Committee met once during 2009 on a stand-alone basis.  In addition, the full Board held two special meetings to review and discuss proposed investment for which full Board consideration was appropriate in view of the size and importance of  the proposed investment.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met twice during 2009 and has responsibility for identifying potential nominees to the Board of Directors and reviewing their qualifications and experience.  The process for identifying and evaluating nominees to the Board is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm.  Nominees for director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties, among other criteria. The Company does not have a policy with regard to consideration of diversity in identifying nominees, and historically diversity has not been a material factor in selecting nominees to the Board.  The Nominating and Corporate Governance Committee also develops and implements policies and practices relating to corporate governance.

The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees as director.  Any such nomination should be submitted to the Nominating and Corporate Governance Committee through our Secretary in accordance with the procedures and time frame described in our Bylaws and as set forth under “Stockholder Proposals” below.

Communicating with the Board of Directors and the Audit Committee

The Board of Directors and our Audit Committee have established procedures to enable anyone who has a concern about our conduct, or any employee who has a concern about our accounting, internal controls or auditing matters, to communicate that concern directly to the non-management members of the Board of Directors or the Audit Committee, as applicable.  These communications may be confidential or anonymous, and may be submitted in writing or through the Internet.  The employees have been provided with direct and anonymous access to each of the members of the Audit Committee.  Our Company’s Code of Business Conduct and Ethics prohibits any employee of our Company from retaliating or taking adverse action against anyone raising or helping resolve a concern about our Company.

Interested parties may contact our non-management directors by writing to them at our headquarters:  Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, or by contacting them through our website at www.omegahealthcare.com.  Communications addressed to the non-management members of the Board of Directors will be reviewed by our corporate communications liaison, which is our outside legal counsel, and will be directed to the appropriate director or directors for their consideration.  The corporate communications liaison may not “filter out” any direct communications from being presented to the non-management members of the Board of Directors and Audit Committee members without instruction from the directors or committee members.  The corporate communications liaison is required to maintain a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications.  Such record will include the name of the addressee, the disposition by the corporate communications liaison and, in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The corporate communications liaison is required to provide a copy of any additions to the record upon request of any member of the Board of Directors.

Conflicts of Interest Policies and Code of Business Conduct

We have a written policy regarding related party transactions under which we have determined that we will not engage in any purchase, sale or lease of property or other business transaction in which our officers or directors have a direct or indirect material interest without the approval by resolution of a majority of those directors who do not have an interest in such transaction. It is generally our policy to enter into or ratify related party transactions only when our Board of Directors, acting through our Audit Committee, determines that the related person transaction in question is in, or is not inconsistent with, our best interests and the interests of our stockholders. We are currently unaware of any transactions with our Company in which our directors or officers have a material interest.

We have adopted a written Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer.  A copy of our Code of Ethics is available on our website at www.omegahealthcare.com and print copies are available upon request without charge.  You can request print copies by contacting our Chief Financial Officer in writing at Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030 or by telephone at 410-427-1700.  Any amendment to our Code of Ethics or any waiver of our Code of Ethics will be disclosed on our website at www.omegahealthcare.com promptly following the date of such amendment or waiver.

Corporate Governance Materials

The Corporate Governance Guidelines, Code of Ethics and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available free of charge through our website at www.omegahealthcare.com and are available in print to any stockholder who requests them.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis (“CD&A”) addresses the following topics:

•	the members and role of our Compensation Committee (the “Committee”);

•	our compensation-setting process;

•	our philosophy and objectives regarding executive compensation;

•	the components of our executive compensation program; and

•	our compensation decisions for fiscal year 2010 and 2009.

The Compensation Committee

Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman, Edward Lowenthal, and Stephen D. Plavin are the members of the Committee. Mr. Franke, is the Chairman of the Committee. Each member of the Committee qualifies as an independent director under the NYSE listing standards and under our Board of Directors’ standards of independence.

The Committee’s responsibilities and function are governed by its charter, which the Board of Directors has adopted and a copy of which is available at our website at www.omegahealthcare.com.  The Committee determines the compensation of our executive officers and reviews with the Board of Directors all aspects of compensation for our executive officers.  The Committee also periodically reviews the compensation of our directors and makes recommendations regarding possible adjustments for consideration by the Board of Directors.  To the extent not otherwise inconsistent with its obligations and responsibilities, the Committee may form subcommittees (which shall consist of one or more members of the Committee) and delegate authority to such subcommittees hereunder as it deems appropriate.  The Committee reports to the Board of Directors as it deems appropriate and as the Board of Directors may request.

The Committee is also responsible for the following activities as well as the other activities listed in the Committee’s charter:

•
determining and approving the compensation for the Chief Executive Officer and our other named executive officers following an evaluation of their performance in respect of goals and objectives established by the Committee and such other factors as the Committee deems appropriate;

•
reviewing and recommending for the Board of Directors’ approval (or approving, where applicable) the adoption and amendment of our director and executive officer incentive compensation and equity-based plans;

•	administering our incentive compensation and equity-based plans and approving such awards thereunder as the Committee deems appropriate;

•	reviewing and monitoring succession plans for the Chief Executive Officer and our other senior executives;

•
preparing, reviewing and discussing with management the CD&A required by SEC rules and regulations, recommending to the Board of Directors whether the CD&A should be included in our proxy statement or other applicable SEC filings, ;

•	overseeing and administering any employment agreements, severance agreements or change of control agreements that are entered into between us and any executive officer;

•
performing such other activities consistent with its charter, our Bylaws, governing law, the rules and regulations of the NYSE and such other requirements applicable to us as the Committee or the Board of Directors deems necessary or appropriate.

Committee Meetings

The Committee meets as often as necessary to perform its duties and responsibilities. The Committee met five times during the year ended December 31, 2009, and has met 8 times from January 1 through April 15, 2010. The Chairman of the Committee works, from time to time, with the Chief Executive Officer and other members of the Committee to establish the agenda for the Committee’s meetings. The Committee meets in one or more executive sessions each year to evaluate the performance of our named executive officers, to determine their bonuses for the prior year, to establish bonus metrics for the current year, to set their salaries for the current year, and to approve any grants to them of equity incentive compensation, as the case may be.  Additionally, the Committee meets with Omega’s legal counsel and from time to time with other outside advisors as the Committee determines appropriate.

The Committee receives and reviews materials in advance of its meetings. These materials include information that management believes will be helpful to the Committee as well as materials that the Committee may from time to time request. Depending upon the agenda for the particular meeting, these materials may include, among other things:

•	reports from compensation consultants or legal counsel;

•
a comparison of the compensation of our executives and directors compared to our competitors prepared by members of the Committee, by management at the Committee’s request or by a compensation consultant engaged by the Committee;

•	financial reports on year-to-date performance versus budget and compared to prior year performance, as well as other financial data regarding us and our performance;

•	reports on our strategic plan and budgets for future periods;

•	information on the executive officers’ stock ownership and holdings of options, performance restricted stock units and other equity-based incentives; and

•	reports on the levels of achievement by each named executive officer of individual and corporate objectives.

The Committee also annually evaluates its performance and the adequacy of its charter and reports this evaluation to our Board of Directors.

Committee Advisors

The Compensation Committee charter grants the Committee the sole and direct authority to engage and terminate advisors and compensation consultants and to approve their fees and retention terms. These advisors and consultants report directly to the Committee, and we are responsible for paying their fees.

In 2009, neither the Compensation Committee nor management used a compensation consultant in connection with evaluating and setting compensation for our named executive officers and directors.  However, in early 2010, in connection with a comprehensive review of the compensation system for our named executive officers and our directors, the Compensation Committee engaged FPL Associates, L.P. (“FPL”).   FPL has not performed any work for us other than work for which it is engaged by the Committee. During early 2010, FPL presented to the Committee FPL’s analysis that included, but was not limited to, recommendations regarding the composition of a peer group of companies which would be the basis for a benchmarking evaluation of the Company’s compensation programs, the status of our current compensation scheme as compared to our peer companies, the methodologies behind the research and analysis it used to prepare the comparisons, the techniques it used to standardize the compensation schemes of peer companies in order to permit more accurate comparisons against our policies, and a proposed plan covering all aspects of the compensation for our named executive officers. The Committee also requested that FPL evaluate our current director compensation and prepare a proposal with respect to compensation for our directors in 2010.

Based on the analysis provided by FPL and with the input of the  members of the Committee, the Committee determined that the  group of peer companies upon which FPL’s analysis would be benchmarked would consist of  BioMed Realty Trust, Corporate Office Properties Trust Inc., Digital Realty Trust, Inc., Entertainment Properties Trust, Health Care REIT, Inc., Healthcare Realty Trust, LTC Properties, Inc., Medical Properties Trust Inc., Nationwide Health Properties, Inc., National Retail Properties, Inc., Realty Income Corporation and Ventas, Inc. These companies were selected based on several criteria including, but not limited to, asset focus (healthcare and/or triple net lease companies), size (taking into consideration the effect on the Company of the CapitalSource transaction and defined by market capitalization, portfolio size and/or the number of employees) and performance (emphasizing total shareholder return). Analyses performed included a comparison of salaries, annual bonus programs, short term equity based incentive compensation and multi-year equity based incentive compensation of comparable officers for each company as well as total compensation over a three year period as compared to total shareholder return generated over such period.

The Committee regularly reviews executive compensation to ensure that its compensation goals and objectives are being met.  The Committee has historically engaged in a comprehensive review approximately every three years in connection with establishing the performance goals for multi-year incentive awards and implementing new employment agreements with our named executive officers.  Our Chief Executive Officer meets with the Committee at least annually and upon the Committee’s request to provide information to the Committee regarding management’s views regarding its performance as well as other factors the Chief Executive Officer believes should impact the compensation of our executive officers.  In addition, the Chief Executive Officer provides recommendations to the Committee regarding the compensation for each of the named executive officers and the business and performance targets for incentive awards and bonuses.

Compensation Policy and Objectives

Our executive compensation programs are designed to attract and retain the highest quality executive talent possible and, more importantly, to provide meaningful incentives for our executives to strive to enhance shareholder value over both near and longer term periods in a manner that balances potentially competing incentives that could create risk.  The Committee’s executive compensation philosophy is based on three fundamental principles:  (i) all compensation should be referenced and validated based primarily on an analysis of the practices of our peer group as well as industry surveys and, (ii) compensation grants and changes to compensation should be performance and responsibility based and (iii) if the Company’s financial and operational performance exceeds peer group and industry performance levels, the compensation of our named executive officers (for all of the incentive components of compensation discussed below) should be targeted at the 75th percentile of the peer group utilized by the Committee (although the actual compensation on an individual basis often falls below, and can sometimes exceed, such 75th percentile).

In addition to the foregoing, historically, the policy and the guidelines followed by the Committee have been directed toward providing compensation and incentives to our executive officers in order to achieve the following objectives:

•	reward performance and initiative;

•	be competitive with other healthcare real estate investment trusts viewed as competitors for executive talent;

•
be significantly related to accomplishments and our short-term and long-term successes, particularly measured in terms of growth in adjusted funds from operations on a per share basis and total shareholder return;

•	structure incentive programs utilizing various performance metrics to minimize the potential for risk associated with over-weighting of any particular performance metric;

•	align the interests of our executive officers with the interests of our stockholders; and

•	encourage and facilitate our executives’ ability to achieve meaningful levels of ownership of our stock.

Elements of Compensation

The following is a discussion of each element of our executive compensation:

Annual Base Salary

Our approach to base compensation levels has been to offer competitive salaries in comparison with prevailing market practices for comparable positions at our peer group companies.  Prior to the process undertaken by the Committee in early 2010, the Committee had last examined market compensation levels and trends in connection with the preparation of the executive employment agreements during 2007.  In connection with the 2007 evaluation, the Committee hired a consultant to conduct a review and analysis of our peer group companies and to provide the Committee with executive base salaries of individuals then employed in similar positions in such companies. The employment agreements for each of the executive officers established a base annual salary in 2007 and provided that the base salary should be reviewed on an annual basis to determine if increases are warranted.

In subsequent years, the Committee has evaluated and established the annual executive officer salaries in connection with its annual review of management’s performance and based on input from our Chairman of the Board and our Chief Executive Officer. In undertaking the annual review, the Committee considers the decision-making responsibilities of each position and the experience, work performance and team-building skills of each incumbent officer, as well as our overall performance and the achievement of our strategic objectives and budgets.  The Committee generally views work performance as the single most important measurement factor, followed by team-building skills and decision-making responsibilities.

In December 2008, the Committee approved a 1.5% increase in executive officer base salaries for 2009, noting that a 1.1% increase was reported in the Consumer Price Index over the 12 months ended November 2008.  As noted above, the Committee generally targets base salaries, short term incentive and multi-year incentives for named executive officers at the 75th percentile when financial and operational performance exceeds peer group and industry results.  The Committee also reviews internal pay equity in the context of the target percentile objectives when making base salary decisions, although neither internal equity nor any percentile target is a dispositive factor.  The Committee also considers the effect of increasing base salary on other aspects of the overall compensation program.  As a result of the analysis by FPL of base salaries for comparable positions among our peer group companies as well as the analysis of Omega’s financial and operating performance during 2009 as compared to the peer group, the Committee determined that the 75th percentile target was a relevant target for base salaries in general and, as a result, determined to increase base salaries generally to either achieve approximate parity with the 75th percentile of our peer group or to move toward lessening the differential.   With respect to Messrs Pickett and Booth it was determined that their base salaries would be increased effective January 1, 2010 to a level viewed as comparable to the 75th percentile of our peer group for similar positions.  However, with respect to our other named executive officers, the Committee determined that while targeting the 75th percentile is a relevant benchmark, it is not dispositive and, accordingly, determined to increase salaries over the next two to three years with a goal to ultimately reach the 75th percentile for such positions as established by the FPL analysis assuming performance, responsibility and the other factors referenced above that are considered in setting base salaries continue to warrant such an approach.  The base salaries for our named executive officers for 2010 are set forth below.

Named Executive Officer	2009 Base Salary	2010 Base Salary	% Increase in Base Salary	$ Increase in Base Salary
C. Taylor Pickett	$558,000	$600,000	7.5%	$42,000
Daniel J. Booth	$344,000	$380,000	10.5%	$36,000
Robert O. Stephenson	$276,500	$305,000	10.3%	$28,500
R. Lee Crabill	$266,500	$295,000	10.7%	$28,500
Michael D. Ritz	$184,500	$205,000	11.1%	$20,500
Totals	$1,629,500	$1,785,000	9.5%	$155,500

We accrue salaries as they are earned by our officers, and thus all salaries earned during the year are expensed in the year earned. Each officer must include his salary in his taxable income in the year during which he receives it. We withhold appropriate tax withholdings from the salaries of the named executive officers.

Annual Cash Bonus Opportunity

Our historical compensation practices have embodied the principle that annual cash bonuses that are based primarily on achieving objectives that enhance long-term stockholder value are desirable in aligning stockholder and management interests.

The Committee considers our overall financial performance for the fiscal year and the performance of the specific areas of our Company under each incumbent officer’s direct control.  It was the Committee’s view that this balance supports the accomplishment of overall objectives and rewarded individual contributions by executive officers.  The Committee strives to award individual annual bonuses for each named executive officer consistent with market practices for positions with comparable decision-making responsibilities and in accordance with the terms of each executive officer’s employment agreement as discussed below.

2009 Annual Cash Bonuses.  Under their respective employment agreements, the Company’s executive officers are entitled to earn cash bonuses as set forth in the table below.

Named Executive Officer	2009 Bonus Opportunity As Percentage of Base Salary

C. Taylor Pickett	100%
Daniel J. Booth	50%
Robert O. Stephenson	50%
R. Lee Crabill	50%
Michael D. Ritz	35%

 In early 2009, in light of the challenging prevailing economic environment and the disruptions then existing in the capital markets, the Committee determined that the entire bonus opportunity would be based on the subjective assessment of corporate and individual performance.  In connection with determining the actual level of bonus (as a percentage of base salary) earned with respect to 2009 performance, the Chief Executive Officer provided the Committee with an assessment of each executive officer’s performance in 2009 and their respective contribution to the Company’s success in addressing the uncertain economy and challenging conditions in the capital markets.  The Committee, after consultation with the Chief Executive Officer, determined to award each named executive officer the full amount of his target bonus for 2009.  The principal factors noted in the assessment of the executive officers’ performance included:

•	earning budgeted adjusted FFO of $1.47;

•	the sourcing, negotiation and initial closing of the transaction with CapitalSource Inc.;

•	the negotiation of a new revolving credit facility;

•	the sale of 1.4 million shares of common stock during the course of 2009 pursuant to the Company’s equity shelf program at prices ranging from $15.55 to $18.78 per share;

•	maintaining modest leverage and significant liquidity;

•	prudent investment underwriting and deployment of capital;

•	favorable lease extensions and re-leases; and

•	success in portfolio restructurings and workouts

FPL also noted that the Company’s financial performance ranked 5th out of 140 publicly-held real estate companies tracked by FPL in terms of annualized three year total shareholder return for the three year period ending December 2009. Accordingly, the Committee approved the following cash bonuses relating to 2009 performance:

Named Executive Officer	Total Cash Bonus

C. Taylor Pickett	$558,000
Daniel J. Booth	$172,000
Robert O. Stephenson	$138,250
R. Lee Crabill	$133,250
Michael D. Ritz	$64,575

2010 Annual Cash Bonus Opportunity.  As a result of the analysis performed by FPL, the Committee decided to modify the annual cash bonus program to reflect practices in place at our peer group and to also benchmark from the percentile target for superior performance.  As a result, for 2010 and future years until modified by the Compensation Committee, each executive has bonus opportunities at the Threshold, Target and Maximum level which are quantified in terms of the percentages of base salary set forth in the table below.

Named Executive Officer	2010 Bonus Opportunity As Percentage of Base Salary Threshold – Target - Maximum

C. Taylor Pickett	100% - 125% - 150%
Daniel J. Booth	50% - 75% - 100%
Robert O. Stephenson	37.5% - 62.5% - 75%
R. Lee Crabill	25% - 45% - 65%
Michael D. Ritz	25% - 35% - 45%

In view of continuing uncertain economic and capital market conditions and the resulting challenges faced by the Company in general and its operators in particular, the Committee determined that executive officer bonuses for 2010 will be based on multifaceted metrics and has weighted each metric in an amount deemed appropriate by the Committee.  The metrics that will be applied and the relative weightings are as follows:

Metric	Weighting
Adjusted FFO per Share	40%
Tenant Quality (Uncollected Rents)	20%
Leverage (Coverage Ratio)	20%
Individual/Subjective Measures	20%

FFO and adjusted FFO are non-GAAP financial measures.   The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization.  Investors and potential investors in the Company’s securities should not rely on non-GAAP financial measures as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders less non-cash stock-based compensation, litigation settlements, nursing home revenues and expenses, FIN 46 adjustments, and other non-recurring revenue and expense items as more fully set forth in the reconciliation in the Company’s earnings release included as Exhibit 99.1 to the Form 8-K furnished on February 23, 2010.  The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs.

We accrue estimated bonuses for our executive officers throughout the year service is performed relating to such bonuses, and thus bonuses are expensed in the year they are earned, assuming they are approved by our Board of Directors. Each officer must include his bonus in his taxable income in the year during which he receives it, which is generally in the year following the year it is earned.  We withhold appropriate tax withholdings from the bonus amounts awarded.

Stock Incentives

2007 Awards.   Following its comprehensive review in the spring of 2007 of executive compensation and the analyses provided by a compensation consultant, the Committee determined to utilize three types of long-term executive incentives:  (1) restricted stock awards for retention purposes and to encourage meaningful stock ownership, (2) PRSUs based on annualized performance to motivate and reward short-term performance, and (3) PRSUs based on cumulative performance through December 31, 2010 to motivate and reward long-term performance. These awards are shown in the Outstanding Equity Awards at Fiscal Year End for 2009 table below.  As more thoroughly described below, the PRSUs are designed to align executive compensation with the interests of stockholders by tying vesting to achievement to an 11% total shareholder return hurdle rate (cumulative from May 2007 through each annual vesting date  and over the three year period ending December 31, 2010).

2007 Restricted Stock Awards.   On May 7, 2007 we granted restricted stock awards to each of our five executive officers.  Each restricted stock award vests one-seventh on December 31, 2007 and two-sevenths on each of December 31, 2008, December 31, 2009, and December 31, 2010, subject to continued employment on the vesting date.  In addition, all restricted stock vests upon the officer’s death, disability, termination of employment by us without cause (as defined in the employment agreement), or if the officer voluntary quits for good reason (as defined in the employment agreement).  Dividends are paid currently on unvested and vested shares.  If unvested shares are forfeited, dividends that are paid after the date of the forfeiture are not paid on these shares.

2007 Performance Restricted Stock Unit Awards.   On May 7, 2007, we also awarded two types of PRSUs to our executive officers.  The two types of PRSU awards differ in the manner in which each award vests, as described below in greater detail.

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Vesting for both types of Awards Based on Total Shareholder Return.  One-half of the total number of PRSUs granted to each executive officer are subject to ratable annual vesting one-third on December 31 of each of 2008, 2009 and 2010 per year based on achievement of total shareholder return (as described below) of 11% annualized through the applicable vesting date.  The other half vests 100% on December 31, 2010 based on achievement of total shareholder return of 11% annualized through the end of the three-year period.  Total shareholder return is determined by reference to the total aggregate increase in the stock price per share over the applicable performance period plus dividends per share paid during the performance period.  In calculating total shareholder return, the beginning of the performance period stock value will be based on the twenty day trailing average closing price prior to May 7, 2007, and the end of the performance period stock value will normally be based on the twenty day trailing average closing price as of the last day of the performance period.

•
Mechanics of Annual PRSU Vesting.  The PRSUs with annual vesting vest at the rate of one-third on each of December 31, 2008, December 31, 2009, and December 31, 2010, but only if the Company has achieved a total shareholder return on an annualized basis of at least 11%, compounded as of each December 31, for the period commencing on May 7, 2007 and ending on the applicable vesting date.  The officer may catch-up on vesting that does not occur in a given year because of a missed hurdle if an 11% cumulative total shareholder return is achieved from May 7, 2007 through the next applicable vesting date ending with December 31, 2010.

•	Mechanics of Three Year PRSU Vesting. The Company must achieve cumulative total shareholder return of 11% over the period from May 7, 2007 through December 31, 2010 for the PRSUs to vest.

•
Termination of Employment.  In the event of the officer’s death, disability, termination of employment by the Company without cause, or voluntary resignation for good reason, the performance period for measuring total shareholder return will end.  If the Company has achieved a total shareholder return of 11% per year compounded annually from May 7, 2007 through the date the performance period is so ended, all the unforfeited PRSUs will then vest.  If the total shareholder return target has not been satisfied as of such date the PRSUs will be forfeited.

•
Change of Control.  If a change of control occurs before December 31, 2010, then the performance period for determining whether the total shareholder return hurdle of 11%, annualized, has been achieved will end on the change in control date.  The officer must be employed on the applicable vesting date for each type of PRSU award set forth above to vest. If the Company’s stock is bought for cash in the change in control transaction, the PRSUs will be converted to a cash obligation, which will grow by the annual dividend yield of the Company for the last four quarters as of the date of the change in control until the date the shares attributable to vested PRSUs are distributable.

•
Dividend Equivalents.  Dividend equivalents based on dividends paid to stockholders during the applicable performance period accrue on unvested and vested PRSUs.  Unpaid dividend equivalents accrue interest at a quarterly rate of interest equal to the Company’s average borrowing rate for the preceding quarter.  Accrued dividend equivalents plus interest are paid to the officer at the date the shares attributable to vested PRSUs are distributable.

•
Distribution of Shares.  Shares attributable to vested PRSU’s are distributable upon the earliest of January 2, 2011, the officer’s death or disability, or termination of the officer’s employment by the Company without cause or resignation by the officer for good reason.  However, the distribution of shares attributable to PRSUs with annual vesting will be delayed for six months after any termination of the officer’s employment by the Company without cause or his resignation for good reason to the extent required to comply with 409A of the Internal Revenue Code.

Vesting of PRSUs for 2009.  Annualized total shareholder return for the period from May 7, 2007 through December 31, 2009 was approximately 9.8%.  Accordingly, pursuant to the terms of the PRSU awards, none of the PRSUs vested as of December 31, 2009.  However, on March 29, 2010, the Committee determined that, based on the 26.0% total shareholder return actually achieved for the twelve month period ending December 31, 2009, and in light of the challenging economic and capital market conditions that prevailed generally during 2009, it was appropriate to exercise its discretion under the plan, as permitted under the plan, to vest that portion of the PRSUs that were available to be earned in respect of 2009 had a cumulative total shareholder return of 11% been achieved. The waiver of the vesting criteria did not apply, however, to the PRSUs that failed to vest on December 31, 2008 because a cumulative total shareholder return of 11% was not achieved through that date. Accordingly, the number of shares of common stock issuable in connection with the PRSUs that the Committee elected to vest on March 29, 2010 with respect to performance during 2009 is as follows:

Named Executive Officer	Shares of Common Stock Issuable
C. Taylor Pickett	16,342
Daniel J. Booth	9,789
Robert O. Stephenson	6,756
R. Lee Crabill	6,032
Michael D. Ritz	2,413
Total	41,332

Determinations Regarding 2011 Annual and Multi-Year Incentive Awards.  Since the performance period for the PRSUs granted in May 2007 will run through December 31, 2010, the Committee did not make any equity incentive awards in 2009 or to date in 2010.  However, the Committee determined to implement a similarly structured program for the period of January 1, 2011 through December 31, 2013 with certain modifications recommended by FPL that were based on an assessment of practices among the companies in our peer group.  Specifically, the Committee determined that it would structure equity-based awards in a manner similar to the new annual cash program in that each named executive would have a threshold, target and maximum award level with the maximum level targeting the 75th percentile of our peer group.  The Committee also determined that while basing the annual incentive award on absolute (Company specific) total shareholder return realized by the Company’s shareholders over the twelve-month period, commencing with the awards to be made for the three-year period beginning in January 2011, the metrics for earning an award under the multi-year program would be based on both absolute (Company specific) total shareholder return and relative total shareholder return as compared to the average total shareholder return generated by the companies comprising the MSCI US REIT Index.  The Committee determined to assign the absolute (Company specific) total shareholder return a 75% weighting while the relative total shareholder return will be given a 25% weighting.  For both programs, the threshold, target and maximum awards levels will be achieved if absolute total shareholder return is 8%, 10% and 12% respectively, and, in the case of the multi-year program, the relative total return to shareholders at the threshold, target and maximum level is equal to the 50th, 65th and 80th percentile of the companies comprising the MSCI US REIT Index over the three-year vesting period.  Awards will not be made until early 2011 when the Company’s stock price can be determined for purposes of establishing the baseline from which total shareholder return will be measured over the three-year performance period.  Such price will be the volume weighted average price (“VWAP”) for the Company’s common stock for the month of December 2010.   Once the initial baseline stock price has been established, the number of shares eligible to be earned at each award level will be determined utilizing the same methodology that was employed to quantify the awards under the program established in May 2007.  Once that price has been determined, the Committee currently intends to make the awards to the named executive officers in the amounts set forth below although the Committee has the discretion to modify such awards as well as the performance metrics in the event then prevailing circumstances warrant such modifications.

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Annual Incentive Equity Award	Metric	Weighting	Threshold	Target	Maximum
	Absolute total shareholder return	100%	8%	10%	12%
Named Executive Officer
C. Taylor Pickett			$660,000	$1,100,000	$1,430,000
Daniel J. Booth			$375,000	$625,000	$850,000
Robert O. Stephenson			$300,000	$500,000	$600,000
R. Lee Crabill			$208,500	$347,500	$417,000
Michael D. Ritz			$55,500	$92,500	$111,000

Multi-Year Incentive Award (Annual Expense)	Absolute total shareholder return	75%	8%	10%	12%
Named Executive Officer
C. Taylor Pickett			$495,000	$825,000	$1,072,500
Daniel J. Booth			$281,250	$468,750	$637,500
Robert O. Stephenson			$225,000	$375,000	$450,000
R. Lee Crabill			$156,375	$260,625	$312,750
Michael D. Ritz			$41,625	$69,375	$83,250

Multi-Year Incentive Award (Annual Expense)	Relative total shareholder return	25%	50th %-ile	65th %-ile	80th %-ile
Named Executive Officer
C. Taylor Pickett			$165,000	$275,000	$357,500
Daniel J. Booth			$93,750	$156,250	$212,500
Robert O. Stephenson			$75,000	$125,000	$150,000
R. Lee Crabill			$52,152	$86,875	$104,250
Michael D. Ritz			$13,875	$23,125	$27,750

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It is expected that similar provisions will be made in the various awards relating to vesting upon termination of employment without cause or resignation for good reason, death, disability and change of control as are in the 2007 awards under the Company’s current annual and multi-year equity incentive programs. However, the Committee determined that awards earned under the multi-year program that will be effective in January 2011 will require an additional one year of service (time based with no performance metrics) before vesting in order to enhance the retention effect of such awards. As a result, awards earned for the three-year period ended December 2013 will not vest until December 31, 2014.  Furthermore, the Committee determined to eliminate commencing in 2011 the “catch-up” provision that exists in the current annual incentive program that enables participants to earn awards from prior periods that did not previously vest if the cumulative total shareholder return threshold is ultimately achieved by the end of the relevant annual period.  Finally, the Committee also determined that dividend equivalents based on dividends paid to stockholders during the applicable performance period will accrue on unvested and vested PRSUs.  However, unlike the dividend equivalents under the current program that ends on December 31, 2010, unpaid dividend equivalents will not accrue interest.  Accrued dividend equivalents are paid to the officer at the date the shares attributable to vested PRSUs are distributable.

Other Benefits

All employees may participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. Under the 401(k) Plan, employees are eligible to make contributions, and we, at our discretion, may match contributions and make a profit sharing contribution. We do not provide an option for our employees to invest in our stock in the 401(k) plan.

We provide a competitive benefits package to all full-time employees which includes health and welfare benefits, such as medical, dental, disability insurance, and life insurance benefits. The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and directors and are available to all salaried employees. We have no structured executive perquisite benefits (e.g., club memberships or company vehicles) for any executive officer, including the named executive officers, and we currently do not provide supplemental pensions to our employees, including the named executive officers.

Tax Deductibility of Executive Compensation

The SEC requires that this report comment upon our policy with respect to Section 162(m) of the Internal Revenue Code.  Section 162(m) disallows a federal income tax deduction for compensation over $1.0 million to any of the named executive officers unless the compensation is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our stockholders. We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern the Compensation Committee’s compensation policy and practices.

Risk Associated with Compensation

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee considered various factors that have the affect of mitigating risk and, with assistance of FPL, reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking.  The Committee concluded that the following risk oversight and compensation design features guard against excessive risk-taking:

•	The Company has developed and adheres to effective processes for developing strategic and annual operating plans and approval of portfolio and capital investments;
•	The Company has strong internal financial controls;
•	Base salaries are consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;
•
The determination of incentive awards is based on a review of a variety of indicators of performance as well as a meaningful subjective assessment of personal performance, thus diversifying the risk associated with any single indicator of performance;

•
The design of our multi-year compensation plan rewards executives for driving sustainable growth for shareholders since the final valuation period in December 2010 for determining total shareholder return for the May 2007 – December 2010 period under the current multi-year plan will also be the baseline for the new three year performance period that will commence in January 2011;

•	The vesting periods for equity compensation awards encourage executives to focus on sustained stock price appreciation;
•	The mix between fixed and variable, annual and long-term, and cash and equity compensation is designed to encourage balanced strategies and actions that are in the Company’s long-term best interests;
•	Our incentive plans are not overly leveraged and cap the maximum payment; and
•	The Committee has retained discretionary authority to adjust annual awards and payments, which further reduces any business risk associated with our plans.

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Compensation Committee Report

The Committee reviewed and discussed the CD&A with management, and based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009.

Compensation Committee of the Board of Directors

Thomas F. Franke, Chairman
Harold J. Kloosterman
Bernard J. Korman
Edward Lowenthal
Stephen D. Plavin

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Summary Compensation Table

The following table summarizes the compensation of our “named executive officers” for the years ended December 31, 2009 and 2008.  Our named executive officers are our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers.  With respect to stock awards, compensation in the table below includes not only compensation earned for services in the years indicated, but also compensation earned for services in prior years but recognized as an expense for financial reporting purposes in the years indicated.

Name and Principal Position (A)	Year (B)	Salary ($) (C)	Bonus ($) (1) (D)	Stock Awards ($) (2)(3) (E)		Option Awards ($) (F)		Non-Equity Incentive Plan Compensation ($) (G)		All Other Compen- sation ($) (4) (I)	Total ($) (J)
C. Taylor Pickett Chief Executive Officer	2009 2008 2007	$558,000 549,500 530,500	$558,000 549,500 663,125	$	-- -- 2,665,380	$	-- -- --	$	-- -- --	$14,700 13,800 6,750	$1,130,700 1,112,800 3,865,755
Robert O. Stephenson Chief Financial Officer	2009 2008 2007	$276,500 272,000 262,700	$138,250 156,000 157,620	$	-- -- 1,101,904	$	-- -- --	$	-- -- --	$14,700 13,800 6,750	$429,450 441,800 1,528,974
Daniel J. Booth Chief Operating Officer	2009 2008 2007	$344,000 338,500 326,500	$172,000 169,250 244,875	$	-- -- 1,596,520	$	-- -- --	$	-- -- --	$14,700 13,800 6,750	$530,700 521,550 2,174,645
R. Lee Crabill Senior Vice-President of Operations	2009 2008 2007	$266,500 262,500 253,400	$133,250 131,250 136,840	$	-- -- 983,851	$	-- -- --	$	-- -- --	$14,700 13,800 6,750	$414,450 407,550 1,380,841
Michael D. Ritz (5) Chief Accounting Officer	2009 2008 2007	$184,500 181,500 145,833	$64,575 73,526 111,250	$	-- -- 352,377	$	-- -- --	$	-- -- --	$14,700 13,800 5,346	$263,775 268,826 614,806

(1)	Bonuses are reported in the year earned, whether or not paid before year end.

(2)
Represents the fair market value dollar amount on the grant date for the years indicated with respect to restricted stock and PRSU awards in accordance with current SEC rules. .Proxy statements for prior years reflected the amount expensed for financial reporting purposes in accordance with the then-applicable rules of the Securities and Exchange Commission rather than the fair value on the grant date.

(3)
On March 29, 2010, the Compensation Committee determined to waive the vesting requirement with respect to the PRSUs that would have vested on December 31, 2009 had a cumulative, annualized Total Shareholder Return of 11% been achieved. See “Vesting of PRSUs for 2009” on page 19.

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(4)	All other compensation includes the following:

Name	Year	401(k) Matching Contribution
C. Taylor Pickett	2009 2008 2007	$14,700 13,800 6,750
Robert O. Stephenson	2009 2008 2007	$14,700 13,800 6,750
Daniel J. Booth	2009 2008 2007	$14,700 13,800 6,750
R. Lee Crabill	2009 2008 2007	$14,700 13,800 6,750
Michael D. Ritz	2009 2008 2007	$14,700 13,800 5,346

(5)	Mr. Ritz began employment with the Company on February 28, 2007.

The Company did not grant any plan-based awards to executive officers in 2009, and accordingly the Grants of Plan-Based Awards table is intentionally omitted.

Outstanding Equity Awards at Fiscal Year End for 2009

	Option Awards					Stock Awards
Name (A)	Number of Securities Underlying Unexercised Options (#) Exercisable (B)	Number of Securities Underlying Unexercised Options (#) Unexercisable (C)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (D)	Option Exercise Price ($) (E)	Option Expiration Date (F)	Number of Shares or Units of Stock That Have Not Vested (#) (G)	Market Value of Shares or Units of Stock That Have Not Vested ($) (H)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (I)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1) (J)
C. Taylor Pickett								32,684(2) 98,052(3)	$ $	635,704 1,907,112
Robert O. Stephenson								13,512(2) 40,536(3)	$ $	262,808 788,426
Daniel J. Booth								19,577(2) 58,732(3)	$ $	380,773 1,142,338
R. Lee Crabill								12,065(2) 36,194(3)	$ $	234,664 703,974
Michael D. Ritz								4,136(2) 14,478(3)	$ $	80,445 281,598

 (1)            The market value is based on the closing price per share of our common stock on December 31, 2009 of $19.45.

(2)
Restricted stock awards vesting one-seventh on December 31, 2007 and two-sevenths on each of December 31, 2008, December 31, 2009, and December 31, 2010, subject to continued employment on the vesting date. In addition, all restricted stock vests upon the officer’s death, disability, termination of employment by us without cause (as defined in the employment agreement), or if the officer voluntary quits for good reason (as defined in the employment agreement).  Dividends are paid currently on unvested and vested shares. If unvested shares are forfeited, dividends that are paid after the date of the forfeiture are not paid on these shares.

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(3)
PRSUs vesting December 31, 2010 subject to achieving cumulative Total Shareholder Return of at least 11% annualized from the date of grant through the vesting date. See “2007 Performance Restricted Stock Unit Awards” under “CD&A” above for further information.  On March 29, 2010, the Compensation Committee determined to waive the vesting requirement with respect to the PRSUs that would have vested on December 31, 2009 had a cumulative, annualized Total Shareholder Return of 11% been achieved.  See “Vesting of PRSUs for 2009” on page 19.

Option Exercises and Stock Vested for 2009

Option Awards			Stock Awards
Name (A)	Number of Shares Acquired on Exercise (#) (B)	Value Realized on Exercise ($) (1) (C)	Number of Shares Acquired on Vesting (#) (D)	Value Realized on Vesting ($) (2) (E)
C. Taylor Pickett	--	$--	32,684	$635,704
Robert O. Stephenson	--	$--	13,512	$262,808
Daniel J. Booth	--	$--	19,577	$380,773
R. Lee Crabill	--	$--	12,064	$234,645
Michael D. Ritz	--	$--	4,136	$80,445

(1)	This amount represents the gain to the employee based on the market price of underlying shares at the date of exercise less the exercise price.

(2)	The market value is based on the closing price per share of our common stock on December 31, 2009 of $19.45.

Compensation and Severance Agreements

C. Taylor Pickett Employment Agreement

We entered into an employment agreement with C. Taylor Pickett, dated as of September 1, 2004, to be our Chief Executive Officer. We amended the agreement with the consent of Mr. Pickett, effective May 7, 2007.  The amendment extended the term of the agreement set to expire on December 31, 2007 for an additional three-year-period until December 2010.

Mr. Pickett’s current base salary is $600,000 per year, subject to increase by us and his employment agreement provides that he will be eligible for an annual bonus of up to 100% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors.  For a discussion of bonus arrangements going forward, see “Compensation Discussion and Analysis – Annual Cash Bonus Opportunity” on page [17] above.

If we terminate Mr. Pickett’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to three times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 36-month-period following his termination.  “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Pickett’s employment to more than 50 miles away without his consent.

Mr. Pickett is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.  If Mr. Pickett dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

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Mr. Pickett is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Pickett is obligated not to provide within the states where Omega owns property as of May 7, 2007, managerial services or management consulting services to a “competing business.” Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare - related real estate. In addition, during the period of employment and for one year thereafter, Mr. Pickett agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. If the term of the employment agreement expires at December 31, 2010 and as a result no severance is paid, then these provisions also expire at December 31, 2010.

Daniel J. Booth Employment Agreement

We entered into an employment agreement with Daniel J. Booth, dated as of September 1, 2004, to be our Chief Operating Officer.  We amended the agreement with the consent of Mr. Booth, effective May 7, 2007.  The amendment extended the term of the agreement set to expire on December 31, 2007 for an additional three-year-period until December 31, 2010.

Mr. Booth’s current base salary is $380,000 per year, subject to increase by us and his employment agreement provides that he will be eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors.  However, in a separate letter, we provided that, for 2007, his percentage bonus opportunity was up to 75% of his base salary.  For a discussion of bonus arrangements going forward, see “Compensation Discussion and Analysis – Annual Cash Bonus Opportunity” on page [17] above.

If we terminate Mr. Booth’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to two times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 24-month-period following his termination.  “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Booth’s employment to more than 50 miles away without his consent.

Mr. Booth is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.  If Mr. Booth dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

Mr. Booth is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Booth is obligated not to provide within the states where Omega owns property as of May 7, 2007, managerial services or management consulting services to a “competing business.”  Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare - related real estate. In addition, during the period of employment and for one year thereafter, Mr. Booth agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. If the term of the employment agreement expires at December 31, 2010 and as a result no severance is paid, then these provisions also expire at December 31, 2010.

Robert O. Stephenson Employment Agreement

We entered into an employment agreement with Robert O. Stephenson, dated as of September 1, 2004, to be our Chief Financial Officer.  We amended the agreement with the consent of Mr. Stephenson, effective May 7, 2007.  The amendment extended the term of the agreement set to expire on December 31, 2007 for an additional three-year-period until December 31, 2010.

Mr. Stephenson’s current base salary is $305,000 per year, subject to increase by us and his employment agreement provides that he will be eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors.  However, in a separate letter, we provided that, for 2007, his percentage bonus opportunity was up to 60% of his base salary. For a discussion of bonus arrangements going forward, see “Compensation Discussion and Analysis – Annual Cash Bonus Opportunity” on page [17] above.

If we terminate Mr. Stephenson’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to one and one-half times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 18-month-period following his termination.  “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Stephenson’s employment to more than 50 miles away without his consent.

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Mr. Stephenson is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.  If Mr. Stephenson dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

Mr. Stephenson is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Stephenson is obligated not to provide within the states where Omega owns property as of May 7, 2007, managerial services or management consulting services to a “competing business.”  Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare - related real estate. In addition, during the period of employment and for one year thereafter, Mr. Stephenson agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. If the term of the employment agreement expires at December 31, 2010 and as a result no severance is paid, then these provisions also expire at December 31, 2010.

R. Lee Crabill, Jr. Employment Agreement

We entered into an employment agreement with R. Lee Crabill, dated as of September 1, 2004, to be our Senior Vice President of Operations.  We amended the agreement with the consent of Mr. Crabill, effective May 7, 2007.  Then amendment extended the term of the agreement set to expire on December 31, 2007, for an additional three-year-period until December 31, 2010.

Mr. Crabill’s current base salary is $295,000 per year, subject to increase by us and his employment agreement provides that he will be eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors. However, in a separate letter, we provided that, for 2007, his percentage bonus opportunity was up to 60% of his base salary. For a discussion of bonus arrangements going forward, see “Compensation Discussion and Analysis – Annual Cash Bonus Opportunity” on page [17] above.

If we terminate Mr. Crabill’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to one and one-half times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 18-month-period following his termination.  “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Crabill’s employment to more than 50 miles away without his consent.

Mr. Crabill is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.  If Mr. Crabill dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

Mr. Crabill is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Crabill is obligated not to provide within the states where Omega owns property as of May 7, 2007, managerial services or management consulting services to a “competing business.”  Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare - related real estate. In addition, during the period of employment and for one year thereafter, Mr. Crabill agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. If the term of the employment agreement expires at December 31, 2010 and as a result no severance is paid, then these provisions also expire at December 31, 2010.

Michael D. Ritz Employment Agreement

           We entered into an employment agreement with Michael D. Ritz, dated as of May 7, 2007, to be our Chief Accounting Officer. The term of the agreement expires on December 31, 2010.

           Mr. Ritz’ current base salary is $205,000 per year, subject to increase by us, and his employment agreement provides that he will be eligible for an annual bonus of up to 35% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors plus, for 2007 only, a guaranteed bonus of $40,000, subject to his continued employment on the date the bonus is paid.  For a discussion of bonus arrangements going forward, see “Compensation Discussion and Analysis – Annual Cash Bonus Opportunity” on page [17] above.

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           If we terminate Mr. Ritz’ employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to one times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 12-month-period following his termination. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Ritz’ employment to more than 50 miles away without his consent.

           Mr. Ritz is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires. If Mr. Ritz dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

           Mr. Ritz is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Ritz is obligated not to provide, within the states where Omega owns property as of May 7, 2007, managerial services or management consulting services to a “competing business.” Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare-related real estate. In addition, during the period of employment and for one year thereafter, Mr. Ritz agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. If the term of the employment agreement expires at December 31, 2010 and as a result no severance is paid, then these provisions also expire at December 31, 2010.

Each of the employment agreements listed above were amended in December 2008 to comply with Section 409(a) of the Internal Revenue Code.  However, the amendments did not result in any material changes to the employment agreements.

Potential Payments Upon Termination or Change of Control

The table below illustrates the incremental compensation that would have been payable in the event of termination events identified below, as if they had occurred as of December 31, 2009.  Accordingly, the information in the table below does not give effect to the adjustments to compensation for 2010 described under “Compensation Discussion and Analysis” above.

In general, the occurrence of a change of control does not increase benefits that would otherwise be payable upon termination without cause or resignation for good reason.  If a change of control occurs before the end of a performance period under the outstanding PRSUs, then the performance period for the applicable PRSU will end on the change in control date.  However, the PRSUs only vest if the officer is employed at the original vesting date, or the officer is terminated for cause or resigns for good reason.  For a description of the vesting of restricted stock and PRSUs, see “Stock Incentives” on page 18 above.  For a description of circumstances constituting “cause” and “good reason”, and further detail regarding the estimated payments and benefits upon the occurrence of certain triggering events, see the discussion of each officer’s employment agreement above.

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	Involuntary Without Cause or Voluntary for Good Reason	Death or Disability
C. Taylor Pickett:
Severance	$3,444,625	$--
Accelerated Vesting of Restricted Stock(1)	$635,704	$635,704

Total Value of Payments:	$4,080,329	$635,704

Robert O. Stephenson:
Severance	$640,685	$--
Accelerated Vesting of Restricted Stock(1)	$262,808	$262,808

Total Value of Payments:	$903,493	$262,808

Daniel J. Booth:
Severance	$1,078,750	$--
Accelerated Vesting of Restricted Stock(1)	$380,773	$380,773

Total Value of Payments:	$1,459,523	$380,773

R. Lee Crabill:
Severance	$600,420	$--
Accelerated Vesting of Restricted Stock(1)	$234,664	$234,664

Total Value of Payments:	$835,084	$234,664

Michael D. Ritz:
Severance	$264,284	$--
Accelerated Vesting of Restricted Stock(1)	$80,445	$80,445

Total Value of Payments:	$344,729	$80,445
(1) Based on closing stock price as of December 31, 2009.

Compensation of Directors

Name (A)	Fees earned or paid in cash ($) (B)	Stock Awards ($) (1) (C)	Option Awards ($) (D)	Non-Equity Incentive Plan Compensation ($) (E)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (F)	All Other Compensation ($) (G)	Total ($) (H)

Thomas F. Franke	$56,000	$58,152	$--	$--	$--	$--	$114,152
Harold J. Kloosterman	$70,500	$58,152	$--	$--	$--	$--	$128,652
Bernard J. Korman	$72,500	$80,258	$--	$--	$--	$--	$152,758
Edward Lowenthal	$55,000	$58,152	$--	$--	$--	$--	$113,152
Stephen D. Plavin	$70,000	$58,152	$--	$--	$--	$--	$128,152

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(1)	Represents the fair value dollar amount on the grant date of the stock grants set forth below:

Name	Grant Date	Shares Awarded		Grant Date Fair Value
Franke	2/3/2009 2/17/2009 5/18/2009 8/17/2009 11/17/2009	2,100 468 442 375 354		$33,159 $ 6,248 $ 6,250 $ 6,251 $ 6,244
Kloosterman	2/3/2009 2/17/2009 5/18/2009 8/17/2009 11/17/2009	2,100 468 442 375 354	(1) (1) (1) (1) (1)	$33,159 $ 6,248 $ 6,250 $ 6,251 $ 6,244
Korman	2/3/2009 2/17/2009 5/18/2009 8/17/2009 11/17/2009	3,500 468 442 375 354		$55,265 $ 6,248 $ 6,250 $ 6,251 $ 6,244
Lowenthal	2/3/2009 2/17/2009 5/18/2009 8/17/2009 11/17/2009	2,100 468 442 375 354		$33,159 $ 6,248 $ 6,250 $ 6,251 $ 6,244
Plavin	2/3/2009 2/17/2009 5/18/2009 8/17/2009 11/17/2009	2,100 468 442 375 354		$33,159 $ 6,248 $ 6,250 $ 6,251 $ 6,244

(1)           All of the shares awarded to Mr. Kloosterman in 2009 were deferred pursuant to the Deferred Stock Plandescribed below.

Our standard compensation arrangement for directors for 2009 provided that each non-employee director is entitled to receive (i) a cash payment of $25,000 payable in quarterly installments of $6,250, (ii) a quarterly grant of shares of common stock equal to the number of shares determined by dividing the sum of $6,250 by the fair market value of the common stock on the date of each quarterly grant, currently set at February 15, May 15, August 15 and November 15, and (iii) an annual grant of 2,100 shares of restricted stock , with an additional 1,400 restricted shares granted to the Chairman of the Board annually. In addition, the Chairman of the Board receives an additional annual payment of $25,000, the Chairman of the Audit Committee receives an additional $15,000, the Chairman of the Compensation Committee receives an additional $10,000 and all other committee chairmen receive $7,000.

In April 2010, FPL presented the results of its benchmarking study that compared the compensation of our directors with that of our peer group companies.  FPL’s analysis indicated that the cash portion of the annual retainer paid to our directors was at approximately the 25th percentile of the cash retainers paid by our peer group companies while the equity portion was at or slightly below the median of the equity retainers paid by our peer group companies.  Based on the FPL analysis, the Compensation Committee recommended, and the Board of Directors approved, changes to our standard compensation for directors effective January 1, 2010.  Our non-employee directors now receive (i) a cash payment of $37,500 payable in quarterly installments of $9,375, (ii) a quarterly grant of shares of common stock equal to the number of shares determined by dividing the sum of $9,375 by the fair market value of the common stock on the date of each quarterly grant, currently set at February 15, May 15, August 15 and November 15, and (iii) an annual grant of 3,000 shares of restricted stock, with an additional 500 restricted shares granted to the Chairman of the Board annually. These changes to director compensation are effective as of January 1, 2010. The annual stipends paid to the Chairman of the Board and the chairmen of the various committees have not changed.

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We also pay each non-employee director a fee of $1,500 per meeting for attendance at each regularly scheduled or special meeting of the Board of Directors, whether in person or telephonic. In addition, each new non-employee director of our Company is awarded options with respect to 10,000 shares upon his or her initial election as a director.

Non-employee director restricted stock vests ratably over a three-year period beginning January 1 following the date of the grant.  In addition, we reimburse the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

Deferred Stock Plan

The Board of Directors of the Company has adopted a Deferred Stock Plan that allows directors and executive officers to defer receipt of stock grants, subject to the terms of the plan and agreements approved by the Compensation Committee of the Board of Directors for such purpose.  The terms and conditions will be reflected in a deferral agreement approved by the Compensation Committee.  If a participant makes a deferral election, the deferred shares will be issued at a date or event specified in the deferral agreement.

Unless otherwise determined by the Compensation Committee, each stock grant that is deferred will accrue dividend equivalents.  The Compensation Committee may provide in the applicable agreement that dividend equivalents will be deferred along with the stock grants or may give the participant the right to elect to receive the dividend equivalents currently or defer them.  If a participant makes a deferral election, the dividend equivalents will be deferred until the date or event specified in the participant’s agreement.  The Compensation Committee may allow a participant to elect, or may require, that deferred dividend equivalents will be converted into common stock under a conversion formula or instead that the dividend equivalents will not be converted but the amount will be increased by an interest rate set by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman, Edward Lowenthal and Stephen D. Plavin were members of the Compensation Committee for the year ended December 31, 2009 and during such period, there were no Compensation Committee interlocks or insider participation in compensation decisions.

AUDIT COMMITTEE MATTERS

           The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of our Company, the audits of our financial statements, the qualifications of the public accounting firm engaged as our independent auditor to prepare and issue an audit report on our financial statements and the related internal control over financial reporting, and the performance of our independent auditors.  The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our Company’s independent auditors. The Audit Committee’s function is more fully described in its revised charter, which is available on our website at www.omegahealthcare.com. The Board of Directors reviews the Audit Committee Charter annually.

The Audit Committee has three independent directors, and the Board of Directors has determined that each Audit Committee member is independent under the standards of director independence established under our corporate governance policies and the NYSE listing requirements and is also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.  In addition, the Board of Directors has determined that Stephen Plavin is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.  Our Company’s independent auditor, Ernst & Young LLP, is responsible for auditing and expressing opinions on the conformity of our Company’s consolidated financial statements with accounting principles generally accepted in the United States, and the effectiveness of our Company’s internal control over financial reporting based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).

Audit Committee Report

The Audit Committee, with respect to the audit of Omega’s 2009 audited consolidated financial statements, reports as follows:

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•	The Audit Committee has reviewed and discussed our 2009 audited consolidated financial statements with Omega’s management;

•
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), 1 as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Role 3200T;

•
The Audit Committee has received written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Omega;

•
Based on reviews and discussions of Omega’s 2009 audited consolidated financial statements with management and discussions with Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that Omega’s 2009 audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K;

•
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all service performed by, our Company’s independent auditor. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table below were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein; and

•	The Committee has also reviewed the services provided by Ernst & Young LLP discussed below and has considered whether provision of such services is compatible with maintaining auditor independence.

Audit Committee of the Board of Directors

Stephen D. Plavin
Harold J. Kloosterman
Edward Lowenthal

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RELATIONSHIP WITH INDEPENDENT AUDITORS

Independent Auditors

Ernst & Young LLP audited our financial statements for each of the years ended December 31, 2009, 2008 and 2007.  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so.  It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting.  Approval of our independent auditors is not a matter required to be submitted to stockholders; however, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate practice.

Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our Company’s annual financial statements for the fiscal years 2009 and 2008 and fees billed for other services rendered by Ernst & Young LLP during those periods, all of which were pre-approved by the Audit Committee.

	Year Ended December 31,
	2009	2008
Audit Fees	$576,000	$874,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,000	6,000
Total	$578,000	$880,000

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered to our Company for the audit of our Company’s annual financial statements for fiscal years 2009 and 2008, the audit of the effectiveness of our Company’s internal control over financial reporting related to Section 404 of the Sarbanes-Oxley Act of 2002 for fiscal years 2009 and 2008, the reviews of the financial statements included in our Company’s Forms 10-Q for fiscal years 2009 and 2008, and services relating to securities and other filings with the SEC, including comfort letters and consents, were approximately $576,000 and $874,000, respectively.

Audit Related Fees

Ernst & Young LLP was not engaged to perform services for our Company relating to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, or consultation concerning financial accounting and reporting standards for fiscal years 2009 and 2008.

Tax Fees

Ernst & Young LLP was not engaged to perform services to our Company relating to tax compliance, tax planning and tax advice for fiscal years 2009 and 2008, respectively.

All Other Fees

Ernst & Young LLP also billed us approximately $2,000 and $6,000 annually for access to an online accounting research tool in 2009 and 2008, respectively.

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Determination of Auditor Independence

The Audit Committee considered the provision of non-audit services by our independent auditor and has determined that the provision of such services was consistent with maintaining the independence of Ernst & Young LLP.

Audit Committee’s Pre-Approval Policies

The Audit Committee’s current practice is to pre-approve all audit services and all permitted non-audit services to be provided to our Company by our independent auditor; provided, however, pre-approval requirements for non-audit services are not required if all such services:  (1) do not aggregate to more than five percent of total revenues paid by us to our accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.

  PROPOSAL 2 — PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR 2010

The Audit Committee has selected Ernst & Young LLP as our Company’s independent auditor for the current fiscal year, and the Board of Directors is asking stockholders to ratify that selection.  Although current law, rules, and regulations, as well as the charter of the Audit Committee, require our Company’s independent auditor to be engaged, retained, and supervised by the Audit Committee, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate governance. However, if the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP.  Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interest of us and our stockholders.  Information concerning the services Ernst & Young provided to us can be found beginning on page 34.

Voting Required for Approval

The affirmative vote of holders of a majority of all votes cast on the matter is required to ratify the selection of Ernst & Young LLP as our Company’s independent auditor for the current fiscal year.  Accordingly, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on any of these proposals.

Recommendation of the Board

           The Board of Directors and the members of the Audit Committee unanimously recommend a vote FOR the proposal to ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year 2010.

PROPOSALS 3(A) AND 3(B) — PROPOSAL TO AMEND AND RESTATE
THE COMPANY’S CHARTER

We were formed in 1992 as a Maryland REIT.  Since our formation, the law and industry standards regarding REIT qualification under the Internal Revenue Code (the “Code”) and the charters of Maryland REITs in general have evolved.  Accordingly, we have determined that our Charter needs to be updated. The Board of Directors has unanimously adopted resolutions to amend and restate our Charter and has recommended the submission of Proposals 3(a) and 3(b) set forth below for stockholder approval at the Annual Meeting. A form of the amended and restated Charter approved by the Board of Directors is attached to this proxy statement as Appendix A. The following summaries of Proposals 3(a) and 3(b) are qualified in their entirety by reference to Appendix A.

If any or all of the following proposals are approved, we plan to file the amended and restated Charter incorporating the applicable proposal(s) shortly after the Annual Meeting with the State Department of Assessments and Taxation of Maryland (“SDAT”), and the amended and restated Charter will be effective upon the acceptance for record of the same by the SDAT.

Under Maryland law, you will not be entitled to rights of appraisal with respect to the proposed amendment and restatement of our Charter. Accordingly, to the extent that you object to any of the proposals set forth below, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

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Proposal 3(a) — Revise various provisions regarding REIT ownership limits in our Charter to protect the Company’s status as a qualified REIT and to otherwise modernize our Charter based on developments in REIT law and industry standards.

To qualify as a REIT under the Code, the Company must satisfy certain criteria, including:

•
not more than 50% in value of the Company’s outstanding capital stock may be directly or beneficially owned (after application of certain rules relating to the attribution of stock ownership) by five or fewer individuals during the last half of a taxable year (commonly referred to as the “5/50 Standard”); and

•
the Company’s capital stock must be owned (without regard to attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (commonly referred to as the “100 Stockholder Rule”).

Section 4 of Article V of our current Charter sets forth ownership limitations on the Company’s capital stock in an attempt to comply with the 5/50 Standard, the 100 Stockholder Rule and other REIT qualification requirements.  The limitations in our current Charter include:

•
A restriction on any transfer of shares, options, warrants or other securities convertible into voting shares of the Company’s stock resulting in a “beneficial owner” (as defined under the Securities Exchange Act of 1934) of more than 9.9% of the outstanding shares of the Company’s stock; and

•
The ability of our Board of Directors to (i) call for the purchase from any stockholder such number of voting shares sufficient to comply with the 9.9% ownership limit, and (ii) refuse to transfer or issue voting shares to any person whose acquisition of such voting shares would, in the opinion of the Board of Directors, violate the 9.9% ownership limit.

In addition, Section 2 of Article VII of the current Charter requires, among other things, the affirmative vote of the holders of at least 80% of the voting stock of the Company to repeal or amend Section 4 of Article V.

Since 1996, the year of adoption of our current Charter, applicable federal tax law and industry standards have evolved to better address potential issues regarding the maintenance of REIT status that may be posed by certain transfers of ownership of, or rights in, the capital stock of REITs.  The Company is proposing the adoption of this Proposal 3(a) to amend the various provisions regarding REIT ownership limits in our current Charter as follows (see Sections 5.04 through 5.08 of the form of amended and restated Charter attached as Appendix A ):

(i) modify the definition of ownership to better incorporate the ownership concepts (e.g., beneficial, constructive or otherwise), used in the relevant provisions of the Code (as opposed to the provisions in the Securities Exchange Act of 1934);

(ii) restrict any Person from beneficially or constructively owning the Company’s stock in any manner that would cause the Company to fail to qualify as a REIT;

(iii) grant to our Board of Directors the authority to allow certain persons to own more than 9.8% of the Company’s stock subject to certain limitations and requirements intended to ensure compliance with the 5/50 Standard and the 100 Stockholder Rule;

(iv) prohibit any transfer that would cause the Company to have fewer than 100 stockholders, and treat any such purported transfer as void ab initio;
(v) with respect to certain transactions that would violate the ownership limitations (other than transactions that violate the 100 Stockholder Rule), require the automatic transfer of the subject shares of Company stock to a trust that allows the purchasing stockholder generally to recoup up to the amount invested and the distribution of any excess amounts to a charitable beneficiary, and require that the trustee sell the shares to a person whose ownership would not violate the ownership limitations;

(vi) provide that the purchase price per share for shares held in trust equal the lesser of (a) the price paid by the prohibited transferee for the shares (or, in the case of a gift, devise or similar transfer, the market price of the shares) on the day that the prohibited transfer occurs, or (b) the market price per share on the date of the sale received by the trustee from the sale or other disposition of the shares, in either case reduced by the amount of any dividends or other distributions on those shares received by the prohibited transferee;

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(vii) add several other provisions and clarifications, including (a) notice requirements applicable to transferees in transactions that violate the ownership limitations, (b) certain reporting requirements for owners of 5% or more of the Company’s stock to assist the Company with complying with applicable REIT requirements, (c) provisions dealing with voting and other rights with respect to shares held in trust, and (d) severability and waiver of the ownership limitations; and

(viii) authorize the Board of Directors to determine, if in the best interests of the Company, that REIT status and associated restrictions are no longer required.

In addition, the Board of Directors is proposing the following additional amendments to our current Charter, designed to modernize our Charter based on developments in REIT law and industry standards:

(i) clarification of the Company’s “business purpose” in Article I of the Charter as follows (the proposed new language is underlined):

The purpose for which this Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the MGCL as now or hereafter in force, including, without limitation or obligation, the ownership and leasing of real property, the ownership of mortgages secured by interests in real property and, subject to the provisions of Section 5.04(l), engaging in business as a REIT under the Code.

(ii) changing of the address of the Company’s registered agent (Article II);

(iii) clarification of the Board of Directors’ general authority in Section 5.01 as follows (the proposed new language is underlined and the language to be deleted is crossed through):

Subject to the express limitations set forth herein or in the Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(iv) updating Section 5.03 to reflect the current composition of the Board of Directors;

(v) adding a new “Definitions” section in which certain of the defined terms used in the Charter are aggregated (Section 7.01);

(vi) designating Maryland law as the law governing the Charter (Section 7.03);

(vii) adding a provision regarding rules of construction and interpretation of the Charter (Section 7.04); and

(viii) other miscellaneous conforming and stylistic changes.

Voting Required for Approval

The affirmative vote of holders of at least 80% of our outstanding shares of common stock entitled to vote thereon is required to approve this Proposal 3(a).  You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal 3(a).  Abstentions and broker non-votes count toward the presence of a quorum at the Annual Meeting, and will have the same effect as votes “AGAINST” this Proposal 3(a).  Proxies received will be voted “FOR” this Proposal 3(a) unless stockholders designate otherwise.

Recommendation of the Board

The Board of Directors unanimously recommends a vote “FOR” Proposal 3(a).

Proposal 3(b) — Grant of authority to the Board of Directors to increase or decrease, from time to time, the number of authorized shares of the Company’s common and preferred stock.

           Proposal 3(b) involves an amendment to the current Charter that would authorize the Board of Directors, in its sole discretion, to amend the Charter from time to time to increase or decrease the aggregate number of authorized shares of common and preferred stock or the number of shares of stock of any class or series of the Company.  See Section 7.02(c) of the form of amended and restated Charter attached hereto as Appendix A.

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With respect to Proposal 3(b), the Board of Directors considered (i) the Company’s rapid growth in recent years, (ii) the recent increase in the size and frequency of the Company’s financing and acquisition transactions involving the issuance of the Company’s capital stock, and (iii) management’s concern that the costs and delays associated with obtaining shareholder approval to increase the Company’s authorized stock, if necessary, may endanger a particular financing or acquisition opportunity.

Management is unaware of any transaction or other event currently planned that would result in the Company exceeding the number of shares authorized under its current Charter.

The capital stock of the Company authorized under the current Charter and the number of shares of common stock and preferred stock issued and outstanding are set forth below.

Common Stock		Preferred Stock
Authorized	Issued and Outstanding as of April 15, 2010	Authorized	Issued and Outstanding as of April 15, 2010 (Series D)
200,000,000	92,704,687	20,000,000	4,339,500

If Proposal 3(b) is approved, the Board of Directors will be able to increase the number of shares of capital stock of any class or series that the Company is authorized to issue above the limits currently set forth in our Charter without further action by the stockholders.  However, the actual issuance of any such shares will continue to be subject to then-existing stockholder approval requirements imposed by applicable law or by the rules of the New York Stock Exchange or any other exchange upon which the Company’s stock is then listed. For example, the rules of the New York Stock Exchange currently require stockholder approval for:

•
the  issuance of common stock or securities convertible into or exercisable for common stock in excess of 20% of the amount of common stock or voting power outstanding  before the proposed issuance, other than in a public offering for cash or bona fide private financing at an effective price per share no less than the greater of the market price or book value per share of the common stock;

•	equity compensation plans providing for the issuance of common stock;

•
the  issuance of common stock or securities convertible into or exercisable for common stock to a director or officer of the Company in excess of 1% of the amount of  common stock or voting power outstanding  before the proposed issuance;

•
the  issuance of common stock or securities convertible into or exercisable for common stock to a substantial shareholder of the Company in excess of either  (a) 1% of the amount of common stock or voting power outstanding before the proposed issuance at an effective price per share less than the greater of the market price or book value per share of the common stock, or (b) 5% of the amount of common stock or voting power outstanding  before the proposed issuance; and

•	any issuance that would result in a change in control.

If this Proposal 3(b) is approved, the terms of any securities to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and other similar matters, will continue to be determined by the Board of Directors in accordance with the terms of the Charter and applicable law and, as a result, there is no change in the authority of the Board of Directors in that regard.

Voting Required for Approval

The affirmative vote of holders of at least a majority of our outstanding shares of common stock entitled to vote thereon is required to approve this Proposal 3(b).  You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal 3(b).  Abstentions and broker non-votes count toward the presence of a quorum at the Annual Meeting, and will have the same effect as votes “AGAINST” this Proposal 3(b).  Proxies received will be voted “FOR” this Proposal 3(b) unless stockholders designate otherwise.

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Recommendation of the Board

The Board of Directors unanimously recommends a vote “FOR” Proposal 3(b).

STOCKHOLDER PROPOSALS

[           ]  is the date by which proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting.

In addition, our Bylaws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to our Secretary at our principal executive office not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that if the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice must be delivered not more than 90 days prior to such Annual Meeting nor less than 60 days prior to such Annual Meeting or if later, not later than the close of business on the tenth day following the day on which the date of such meeting is publicly announced.   The notice must state the stockholder’s name, address, class and number of shares of our stock and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of the stockholder and of the beneficial owner, if any, on whose behalf the proposal is made.  If the stockholder intends to nominate a candidate for election as a director, in addition to the requirements set forth above, the notice should include the name of the nominee for election as a director, the age of the nominee, the nominee’s business address and experience during the past five years, the number of shares of our stock beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee.  The notice must also include a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made by such stockholder, a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the notice, and the consent of the nominee to serve as a director.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by us.  In addition to use of the mails, proxies may be solicited by our directors, officers and regular employees of our Company personally and by telephone or facsimile.  We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares.  In addition, we have engaged InvestorCom to assist in the solicitation of proxies for the Annual Meeting for a fee of $6,000 plus out-of-pocket expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC.  SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.

Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements under Section 16(a), except that one sale under a pre-established trading program previously reported by C. Taylor Pickett was reported one day late.. In making these statements, we have relied on the representations of the persons involved and on copies of their reports filed with the SEC.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to the shareholders at that address. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders.

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Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, MD 21030 or by calling our Investor Relations Department at 866-99-OMEGA.

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OTHER MATTERS

The Board of Directors knows of no other business that may be validly presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

/s/    C. TAYLOR PICKETT
Chief Executive Officer

May [ ], 2010
Hunt Valley, Maryland

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                                                                Appendix A

ARTICLES OF AMENDMENT AND RESTATEMENT

OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation having its principal office c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201 (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Corporation desires to amend and restate its charter as currently in effect.

SECOND:  The provisions of the charter now in effect, as amended hereby in accordance with the MGCL, are as follows (capitalized terms used but not defined in these Articles shall have the respective meanings ascribed to them in 0, 0(a) and 0 hereof):

NAME

The name of the Corporation is:

Omega Healthcare Investors, Inc.

PURPOSES

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the MGCL as now or hereafter in force, including, without limitation or obligation, the ownership and leasing of real property, the ownership of mortgages secured by interests in real property and, subject to the provisions of 0(l), engaging in business as a REIT under the Code.

PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, and the address is 351 West Camden Street, Baltimore, Maryland 21201.  The Corporation may maintain an office or offices in such other place or places as may be, from time to time, fixed by its Board of Directors or as may be fixed by the Bylaws.

CAPITAL STOCK

Authorized Shares.  The total number of shares of capital stock that the Corporation shall have authority to issue is Two Hundred Twenty Million (220,000,000), of which Two Hundred Million (200,000,000) shall be shares of Common Stock having a par value of $.10 per share and Twenty Million (20,000,000) shall be shares of Preferred Stock having a par value of $1.00 per share, of which 4,739,500 shares are designated as 8.375% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred”), with the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such Series D Preferred as set forth on Exhibit A attached hereto and made a part hereof.  The aggregate par value of all said shares shall be Forty Million Dollars ($40,000,000).  Any amendment to these Articles to increase or decrease the aggregate number of authorized Equity Shares hereunder shall be made pursuant to 0 hereof.  The Board of Directors shall have the authority to authorize the issuance of Common Stock or  Preferred Stock from time to time in such amounts and for such consideration as the Board of Directors shall deem appropriate.

Preferred Stock.  The Board of Directors shall have the authority to authorize from time to time the issuance of Preferred Stock in one or more series as the Board of Directors shall deem appropriate, and to fix the rights, powers and restrictions of the Preferred Stock by resolution and the filing of articles supplementary. Such authority shall include, but not be limited to, the designation of the following:

(a) the number of shares constituting such series and the distinctive designation thereof;

(b) the voting rights, if any, of such series;

(c) the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

(d) whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

(e) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

(f) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of Equity Shares, the price or prices or rate or rates of conversion or exchange, with such adjustments thereto as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Corporation (or both) or upon the happening of a specified event, and any other terms or conditions of such conversion or exchange; and

(g) any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

Preemptive Rights.  No holder of Equity Shares shall, in its capacity as such a holder, have any preemptive or other right to purchase or subscribe for any Equity Shares or any other security of the Corporation that the Corporation may issue or sell other than such right, if any, as the Board of Directors, in its discretion, may determine.

-

DEFINING, LIMITING AND REGULATING POWERS OF THE CORPORATION, THE BOARD OF DIRECTORS AND STOCKHOLDERS

General.  Subject to the express limitations set forth in these Articles or in the Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Business Combinations with Related Persons.  The affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any Business Combination (as hereinafter defined) of the Corporation with any Related Person (as hereinafter defined). However, such 80% voting requirement shall not be applicable if: (1) the Board of Directors by unanimous vote or written consent shall have expressly approved in advance the acquisition of outstanding shares of voting stock of the Corporation that caused the Related Person to become a Related Person or shall have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person; or (2) the Business Combination is solely between the Corporation and another corporation, one hundred percent of the voting stock of which is owned directly or indirectly by the Corporation. For purposes of this Section 5.02:

(1) The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) to a Related Person, (c) any merger or consolidation of a Related Person with or into the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all of any Substantial Part of the assets of a Related Person to the Corporation, (e) the issuance of any securities (other than by way of pro rata distribution to all shareholders) of the Corporation to a Related Person, and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(2) The term “Related Person” shall mean and include any individual, corporation, partnership or other person or entity that, together with its Affiliates (as hereinafter defined) and Associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), Beneficially Owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 10% or more of the outstanding voting stock of the corporation, and any Affiliate or Associate of the Corporation.

(3) The term “Substantial Part” shall mean more than 10% of the book value of the total assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is being made.

(4) Without limitation, any shares of Common Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Related Person.

(5) The term “voting stock” shall mean the outstanding Equity Shares  entitled to vote generally in the election of Directors. In a vote required by or provided for in this 0, each share of voting stock shall have the number of votes granted to it generally in the election of Directors.

  Board of Directors.

(a) The number of Directors constituting the whole Board of Directors as of the effective date of these Articles shall be six, which number may be increased or decreased from time to time in such manner as may be provided in the Bylaws; provided, however, that the number of Directors constituting the full Board of Directors shall not be less than five (5) nor more than thirteen (13), subject, at all times, to the rights of the holders of any class of the Preferred Stock to elect Directors in certain circumstances specified pursuant to the express terms of such Preferred Stock.

(b) The Board of Directors shall be classified into three groups of Directors.  Each Director shall serve for successive terms ending at the Annual Meeting of Stockholders held during the third year after election and until his or her successor shall have been duly elected and shall have qualified.  The names of the current Directors who shall serve until the next Annual Meeting of Stockholders in the year when their respective term expires and until their successors are duly elected and qualify are as follows:

C. Taylor Pickett                                            (Term to expire in 2011)
Harold J. Kloosterman                                   (Term to expire in 2011)

Bernard J. Korman                                          (Term to expire in 2012)
Thomas F. Franke                                           (Term to expire in 2012)

Edward Lowenthal                                           (Term to expire in 2013)
Stephen D. Plavin                                            (Term to expire in 2013)

Restrictions on Ownership and Transfer.

(a) Definitions. For purposes of 0 through 0, the following terms shall have the following meanings:

“Acquire” means the acquisition of Beneficial Ownership or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“Beneficial Ownership” means ownership of Equity Shares by a Person whether the interest in such Equity Shares is held directly or indirectly (including by a nominee) and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings. For purposes of determining the percentage ownership of Common Shares by any Person, Common Shares that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person shall be deemed to be outstanding prior to conversion, exchange or exercise, but not Common Shares issuable with respect to the conversion, exchange or exercise of securities of the Corporation held by other Persons.

“Beneficiary” means a beneficiary of the Trust as determined pursuant to 0(e) hereof.

“Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law or regulation or executive order to close.

“Common Share Ownership Limit” means, with respect to any class of Common Shares, ownership of 9.8% or more (by value or number of shares, whichever is more restrictive) of the outstanding Common Shares, subject to adjustment pursuant to 0(j) and to any other limitations contained in this 0.

“Constructive Ownership” means ownership of Equity Shares by a Person who could be treated as an owner of such Equity Shares, either actually or constructively, directly or indirectly (including by a nominee), through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

“Equity Share Ownership Limit” means, with respect to the Corporation’s Equity Shares, either (i) the Common Share Ownership Limit, (ii) the Preferred Share Ownership Limit, or (iii) ownership of a combination of any class of Common Shares and or Preferred Shares of 9.8% or more by value of the outstanding Equity Shares, subject to adjustment pursuant to 0(j) and to any other limitations contained in this 0.

“Excepted Holder” means a Person for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to 0(i).

“Excepted Holder Limit” means, provided that the affected Excepted Holder agrees to comply with the requirements established by these Articles or by the Board of Directors pursuant to 0(i) and subject to adjustment pursuant to 0(i), the percentage limit established for an Excepted Holder by these Articles or by the Board of Directors pursuant to 0(i).

“IRS” means the Internal Revenue Service of the United States.

“Market Price” means, on any date, with respect to any class or series of outstanding Equity Shares, the average of the Closing Price for such Equity Shares for the five (5) consecutive Trading Days ending on such date. The “Closing Price” on any date means the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The NASDAQ Stock Market, Inc. (NASDAQ) or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors.

“Preferred Share Ownership Limit” means, with respect to the Preferred Shares, ownership of 9.8% or more (by value or number of shares, whichever is more restrictive) of an outstanding class or series of Preferred Shares, subject to adjustment pursuant to 0(j) and to any other limitations contained in 0.

“Purported Beneficial Holder” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to 0, automatically converted to Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“Purported Beneficial Transferee” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition that results in Shares-in-Trust had been valid under 0(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“Purported Record Holder” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to 0(c), automatically converted to Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“Purported Record Transferee” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition that results in Shares-in-Trust had been valid under 0(b). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“Restriction Termination Date” means the first day after the date on which the Board of Directors determines, in accordance with 0(l) that it is no longer in the best interests of the Corporation to attempt or continue to qualify as a REIT, and all actions necessary to terminate the Corporation’s status as a REIT hereunder have been taken, or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers set forth in these Articles is no longer required in order for the Corporation to qualify as a REIT.

“Shares-in-Trust” means those shares into which Equity Shares are automatically converted as a result of a purported Transfer, Acquisition or other event or transaction, as described in 0(c).

“Trading Day” means (i) a day on which the principal national securities exchange on which the affected class or series of Equity Shares is listed or admitted to trading is open for the transaction of business, or (ii) if the affected class or series of Equity Shares is not so listed or admitted to trading, any Business Day.

“Transfer” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including without limitation (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

“Trust” means the trust created pursuant to 0(a) hereof.

“Trustee” means the trustee of the Trust, as appointed by the Corporation or any successor trustee thereof, which Trustee shall not be an Affiliate of the Corporation or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee, or the Purported Beneficial Transferee.

(b) Ownership and Transfer Limitations.  At all times prior to the Restriction Termination Date, notwithstanding any other provision of these Articles, but subject to the exercise of the Board’s discretion to establish an Excepted Holder Limit under the provisions of 0(h), and subject to 0, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Equity Share Ownership Limit and no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder;

no Person shall Beneficially Own or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership would cause the Corporation to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year); and

no Person shall Beneficially Own or Constructively Own Equity Shares that would cause the Corporation to otherwise fail to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

Subject to 0 and notwithstanding any other provisions of these Articles, at all times prior to the Restriction Termination Date, any Transfer, Acquisition or other event or transaction that, if effective, would result in the Equity Shares of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

(c) Shares-in-Trust. If, at any time prior to the Restriction Termination Date, any Transfer, Acquisition or other event or transaction that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of 0(b)0 or 0 above, then that number of Equity Shares that otherwise would cause such Person to violate 0(b)0 or 0 above (rounded up to the nearest whole share) shall be automatically converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto (except to the extent that 0 or 0 requires different terms), effective as of the close of business on the Business Day next preceding the date of such Transfer, Acquisition or other event or transaction, and such Purported Beneficial Transferee shall thereafter have no rights in such Equity Shares, and if, for any reason, the conversion into Shares-in-Trust described in subsection (c) 0 above is not automatically effective as provided therein to prevent any Person from Beneficially Owning or Constructively Owning Equity Shares in violation of 0 (b) 0 or 0 above, then the Transfer, Acquisition or other event or transaction with respect to that number of Equity Shares that otherwise would cause any Person to violate 0 (b) 0 or 0 shall, subject to 0, be void ab initio, and the Purported Beneficial Transferee shall acquire no rights in such Equity Shares.

(d) Remedies for Breach. If the Board of Directors, a duly authorized committee thereof or other designee, if permitted by the MGCL, shall at any time determine in good faith that a purported Transfer, Acquisition or other event or transaction has taken place in violation of 0(b) or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of this 0 (whether or not such violation is intended), the Board of Directors or a committee thereof or other designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition or other event or transaction from occurring or otherwise being effective, including, but not limited to, causing the Corporation to redeem Equity Shares, refusing to give effect thereto on the books of the Corporation or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, event or transaction in violation of 0(b) shall be void ab initio and where applicable automatically shall result in the conversion described in 0(c), as applicable, irrespective of any action (or inaction) by the Board of Directors or its designee.

(e) Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate 0(b) and any Person who Beneficially Owns or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in a conversion to Shares-in-Trust, pursuant to 0(c) or otherwise, shall immediately give written notice to the Corporation, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial Ownership or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Corporation, of such event and shall promptly provide to the Corporation such other information as the Corporation, in its sole discretion, may request.

(f) Owners Required to Provide Information. At all times prior to the Restriction Termination Date:

Every Beneficial Owner or Constructive Owner of more than five percent (5%) (or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion), of the outstanding shares of any class or series of Equity Shares shall annually, no later than thirty (30) days after the end of each taxable year, give written notice to the Corporation stating (1) the name and address of such Beneficial Owner or Constructive Owner; (2) the number of shares of each class or series of Equity Shares Beneficially Owned or Constructively Owned; and (3) a description of how such shares are held. Each such Beneficial Owner or Constructive Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Common Share Ownership Limit or Preferred Share Ownership Limit and other restrictions set forth in these Articles.

Each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Equity Share Ownership Limits and other restrictions set forth in these Articles.

(g) Remedies Not Limited. Subject to 0, nothing contained in this 0 shall limit the scope or application of the provisions of this 0, the ability of the Corporation to implement or enforce compliance with the terms of this 0 or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its Stockholders by preservation of the Corporation’s status as a REIT and to ensure compliance with the Equity Ownership Limit for any class or series (or combination thereof) of Equity Shares and other restrictions set forth in this 0, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.  For the avoidance of doubt, the Corporation is specifically authorized to seek equitable relief, including injunctive relief, to enforce the provisions of 0 and 0.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this 0, including any definition contained in 0, 0(a) or 0, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this 0 with respect to any situation based on the facts known to it. In the event 0 or 0 requires an action by the Board of Directors and these Articles fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the purposes and intents set forth in 0 or 0. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in 0) acquired Beneficial Ownership or Constructive Ownership of Equity Shares in violation of 0, such remedies (as applicable) shall apply first to the Equity Shares that, but for such remedies, would have been actually owned by such Person, and second to Equity Shares that, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares based upon the relative number of the Equity Shares held by each such Person.

(i) Waivers by Board. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer that results or would result in the intended transferee having Beneficial Ownership of Equity Shares in excess of the Equity Share Ownership Limit, the Board of Directors may, prospectively or retroactively, upon receipt of evidence deemed to be satisfactory by the Board of Directors, in its sole discretion, determine that such Acquisition or Transfer does not or will not violate the “closely held” provisions of Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT, create an Excepted Holder Limit with respect to such transferee upon such conditions as the Board of Directors may determine to be appropriate.  Subject to Sections 5.04(b)(ii) and (iii), and without any action by the Board of Directors pursuant to this Section 5.04(i) or any other provisions of these Articles, an underwriter that participates in a public offering or private placement of Equity Shares, or Person acting in a similar capacity with respect to a financing involving Equity Shares, may Beneficially Own or Constructively Own Equity Shares in excess of the Equity Share Ownership Limit, but only to the extent necessary to facilitate such public offering, private placement or similar financing.

(j) Increase in Common or Preferred Share Ownership Limit. Subject to the limitations contained in 0(k), the Board of Directors may from time to time increase the Equity Share Ownership Limit (or separately increase the Common Share Ownership Limit or the Preferred Share Ownership Limit) for one or more Persons and/or decrease the Equity Share Ownership Limit (or separately decrease the Common Share Ownership Limit or the Preferred Share Ownership Limit) for all other Persons; provided, however, that a decrease in Equity Share Ownership Limit (or separate decrease in Common Share Ownership Limit or Preferred Share Ownership Limit) will not be effective for any Person whose percentage ownership of Equity Shares is in excess of such decreased Equity Share Ownership Limit (or separately decreased Common Share Ownership Limit or Preferred Share Ownership Limit), as appropriate, until such time as such Person’s percentage of the subject Equity Shares equals or falls below the decreased Equity Share Ownership Limit (or separately decreased Common Share Ownership Limit or Preferred Share Ownership Limit), but until such time as such Person’s percentage of the subject Equity Shares falls below such decreased Equity Share Ownership Limit (or separately decreased Common Share Ownership Limit or Preferred Share Ownership Limit), any further acquisition of Equity Shares will be in violation of the Equity Share Ownership Limit (including any separate Common Share Ownership Limit or Preferred Share Ownership Limit), and provided further, that the increased Equity Share Ownership Limit (or separately increased Common Share Ownership Limit or Preferred Share Ownership Limit) being granted to one or more new Persons does not or will not violate the “closely held” provisions of Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT.  Any decreases in the Equity Share Ownership Limits (or separate decreases in Common Share Ownership Limits or Preferred Share Ownership Limits) generally shall be made to ensure the Company’s continued status as a REIT.

(k) Limitations on Modifications.
(i)           The Equity Share Ownership Limit (including the Common Share Ownership Limit or the Preferred Share Ownership Limit) for a class or series of Equity Shares may not be increased and no additional Excepted Holder Limitations may be created if, after giving effect to such increase or creation, the Corporation would be “closely held” within the meaning of Section 856(h) of the Code.

(ii)           Prior to any granting of or modification to the Equity Share Ownership Limit (including the Common Share Ownership Limit or the Preferred Share Ownership Limit) for any Person, whether or not an Excepted Holder, the Board of Directors may, in its sole and absolute discretion, require such opinions of counsel, IRS ruling, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in each case in form and substance satisfactory to the Board, in order to determine or ensure the Corporation’s status as a REIT; provided, however that the Board of Directors shall not be obligated to require obtaining a favorable ruling, opinion, affidavit, undertaking or agreement in order to create an Excepted Holder Limit.

(l) REIT Qualification – Board Authority.  The Board of Directors shall have the authority and shall use its best efforts to cause the Corporation to qualify for federal income tax treatment as a REIT.  Notwithstanding any other provision of these Articles, if the Board of Directors shall at any time determine that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.

Shares-In-Trust.

(a) Ownership in Trust. Upon any purported Transfer or Acquisition or other event or transaction described in 0(b) that results in Shares-in-Trust pursuant to 0(c), such Shares-in-Trust shall be deemed to have been Transferred to a Trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding Equity Shares of the Corporation as provided in 0(c). The Purported Record Transferee or Purported Record Holder shall have no rights in such Shares-in-Trust except as provided in 0(c) and 0(e).

(b) Distribution Rights. Shares-in-Trust shall be entitled to the same rights and privileges as all other Equity Shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. Any dividend or distribution with a record date on or after the date that Equity Shares have been converted to Shares-in-Trust paid on such Equity Shares to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the Trust, and any such dividend or distribution declared on such Equity Shares but unpaid shall be paid to the Trustee to hold in trust for the benefit of the Beneficiary. The Corporation shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or distribution paid to the Purported Record Transferee or Purported Record Holder, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends or distributions so received or withheld, as the case may be.

(c) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets of the Corporation, each holder of Shares-in-Trust resulting from the conversion of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the conversion of Equity Shares of such class or series together with each holder of Equity Shares of such class or series, that portion of the remaining assets of the Corporation, as are due to holders of Preferred Shares of such class or series or available for distribution to the holders of such class of Common Shares, as applicable.

The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this 0(c) in excess of the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such Transfer). Any remaining amounts shall be distributed to the Beneficiary.

(d) Voting Rights. The Trustee shall be entitled to vote the Shares-in-Trust on any matters on which holders of Equity Shares of the same class or series are entitled to vote (except as required otherwise by the MGCL). Any vote taken with respect to Equity Shares prior to the discovery by the Corporation that the Equity Shares have been converted into Shares-in-Trust shall, subject to applicable law, be rescinded and be void ab initio and be recast by the Trustee, in its sole and absolute discretion; provided that if the Corporation has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Purported Record Transferee or Purported Record Holder shall be deemed to have given, as of the date of the conversion of such Equity Shares into Shares-in-Trust pursuant to 0(c), an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.  Notwithstanding the provisions of 0 and 0, until the Corporation has received notification that the Equity Shares have been converted into Shares-in-Trust, the Corporation shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

(e) Restrictions on Transfer; Designation of Beneficiary; Sales of Shares-In-Trust.

(i) Except as described in this 0(e) and in 0(c), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations described in Code Section 501(c)(3) (but not including any private foundation as defined in Code Section 509(a)), Code Section 170(b)(1)(A) or Code Section 170(c)(2) named by the Corporation within five (5) days after the Trust is established. However, for purposes of sales by the Trustee as set forth in this 0(e), the Trustee shall designate a permitted transferee of the Equity Shares represented by such Shares-in-Trust provided that the transferee (1) purchases such Equity Shares for valuable consideration and (2) acquires such Equity Shares without such acquisition resulting in another automatic conversion of Equity Shares into Shares-in-Trust. If the Corporation does not purchase the Shares-in-Trust, the Trustee shall (A) sell that number of Equity Shares represented by such Shares-in-Trust to the permitted transferee, (B) cause to be recorded on the books of the Corporation that the permitted transferee is the holder of record of such number of Equity Shares, and (C) cause the Shares-in-Trust to be canceled.

(ii) In the event of a sale by the Trustee of the Equity Shares represented by such Shares-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (1) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (2) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to such Person within five (5) Business Days after the closing of such sale transaction.

(iii) All Shares-in-Trust will be deemed to have been offered for sale to the Corporation, or its designee, and the Corporation will have the right to accept such offer for a period of twenty (20) days after the later of (1) the date of the purported Transfer or Acquisition or other event or transaction described in 0(b) that results in such Shares-in-Trust and (2) the date the Corporation determines in good faith that a purported Transfer or Acquisition or other event or transaction described in 0(b) that results such Shares-in-Trust occurred, if the Corporation does not receive a notice pursuant to 0(e). If the Corporation accepts the offer to purchase such Shares-in-Trust, the purchase price per share shall be equal to the lesser of: (A) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise), or (B) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation may reduce the amount payable in connection with the purchase of such Shares-in-Trust by the amount of any dividends and other distributions that have been paid to the Purported Record Transferee or the Purported Record Holder and are owed by the Purported Record Transferee or the Purported Record Holder to the Trustee pursuant to 0(b).  The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Beneficiary.

(iv) Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.

Settlements. Nothing in 0 or 0 shall preclude the settlement of any transaction with respect to the Equity Shares entered into through the facilities of the NYSE or other national securities exchange on which the Equity Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of 0 or 0, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in such Sections.

Severability. If any provision of 0 or 0 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of 0 or 0 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Waiver. The Corporation shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of 0 or 0 if the Corporation determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the status of the Corporation as a REIT.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right under this 0 shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Business Combination Statute; Control Share Acquisition Statute.  The provisions of Subtitles 6 (Special Voting Requirements) and 7 (Voting Rights of Certain Control Shares) of Title 3 of the Corporations and Associations Article of the MGCL shall not apply to the Corporation unless the Board of Directors elects by resolution to be subject, in whole or in part, specifically, generally or generally by types, as to specifically identified or unidentified stockholders, to the provisions of either or both Subtitles.

Vote Required. Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided by these Articles or the Bylaws.

LIABILITY AND INDEMNIFICATION

Limitation of Liability.  To the fullest extent that limitations on the liability of Directors and officers are permitted by the MGCL, no Director or officer of the Corporation shall have any liability to the Corporation or the Stockholders for money or other damages. This limitation on liability applies to events occurring at the time a person serves as a Director or officer of the Corporation whether or not such person is a Director or officer at the time of any proceeding in which liability is asserted.

Indemnification.  The Corporation shall indemnify and advance expenses to its Directors to the fullest extent that indemnification of, and advance of expenses to, Directors is permitted by the MGCL. The Corporation shall indemnify and advance expenses to its officers to the same extent as its Directors and to such further extent as is consistent with law. The Board of Directors may by Bylaw, resolution or agreement make further provision for indemnification of Directors, officers, employees and agents to the fullest extent permitted by the MGCL.

Effect of Amendment.  No future amendment to these Articles shall affect any right of any person under this 0 based on any event, omission or proceeding occurring prior to such amendment.

MISCELLANEOUS

Definitions.  As used in these Articles, the following terms shall have the following meanings unless the context otherwise requires

“Affiliate” or “Affiliated” means, as to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person specified.

“Articles” means these Articles of Amendment and Restatement, as the same may be amended or supplemented from time to time.

                      “Bylaws” means the bylaws of the Corporation, as the same are in effect and may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code means such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Shares” or “Common Stock” means the Corporation’s common stock, par value $.10 per share, that may be issued from time to time in accordance with the terms of these Articles and applicable law.

“Directors,” “Board of Directors” or “Board” means, collectively, the individuals appointed as Directors of the Corporation pursuant to 0 of these Articles so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Corporation hereunder.

“Equity Shares” means shares of capital stock of the Corporation of any class or series, including Common Shares and Preferred Shares.

“Individual” means an individual and shall also include any organization, trust, foundation and other entity that is considered or treated as an individual for the purposes of Section 542(a)(2) of the Code.

“MGCL” means the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto.

“NYSE” means the New York Stock Exchange, Inc.

“Person” means an Individual, corporation, partnership, estate, trust, association, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group, as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Preferred Shares” or “Preferred Stock” means shares of the Corporation’s preferred stock, par value $1.00 per share, which may be issued in one or more classes or series in accordance with the terms of these Articles and applicable law.

“REIT” means a “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.

“Stockholders” means the registered holders of the Corporation’s Equity Shares.

Amendment.

The Corporation reserves the right from time to time to amend, alter or repeal any provision contained in these Articles in the manner now or hereafter prescribed by statute and these Articles, including any amendment that alters the contract rights of any class of outstanding stock as expressly set forth in these Articles, and all rights conferred on the Stockholders in these Articles are subject to this reservation.

Notwithstanding any of the provisions of these Articles or the Bylaws of the Corporation (and not withstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation) the repeal or amendment of any provision of 0, 0, 0 or 0 shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of not less than 80% of the total number of votes entitled to be cast thereon.

The Board of Directors, by a majority vote of the entire Board and without any action by the Stockholders, may amend these Articles from time to time to increase or decrease the aggregate number of authorized Equity Shares or the number of shares of stock of any class or series that the Corporation has authority to issue. In addition, the Board of Directors may amend these Articles by a majority vote of the entire Board and without any action by the Stockholders to the fullest extent so provided by the MGCL including, but not limited to, Section 2-605 of the MGCL.

Governing Law. These Articles are executed and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision of these Articles shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Construction. In these Articles, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular, and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of these Articles.

THIRD: These Articles have been advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation in the State of Maryland and the name and address of the Corporation’s current registered agent are as set forth in 0 of these Articles.

FIFTH: The number of Directors of the Corporation and the names of those Directors currently in office are as set forth in 0 of these Articles.

SIXTH: The undersigned President acknowledges these Articles to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, Omega Healthcare Investors, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, and attested by its Secretary, on this _________ day of __________________, 2010.

OMEGA HEALTHCARE INVESTORS, INC.

By:
C. Taylor Pickett, President

ATTEST:

By:
Daniel J. Booth, Secretary

THE UNDERSIGNED, President of Omega Healthcare Investors, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Restatement to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true and in all material respects, under penalties of perjury.

By:
C. Taylor Pickett, President

Omega Healthcare Investors, Inc.
Exhibit A to Articles of Amendment and Restatement

Series D Preferred

        1.    Designation and Number.    A series of Preferred Stock, designated the "8.375% Series D Cumulative Redeemable Preferred Stock" (the "Series D Preferred Stock"), is hereby established. The number of shares of the Series D Preferred Stock shall be Four Million Seven Hundred Thirty-Nine Thousand Five Hundred (4,739,500).

        2.    Maturity.    The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

        3.    Rank.    The Series D Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with the Series A and Series B Preferred Stock and all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all existing and future indebtedness of the Company. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series D Preferred Stock prior to conversion.

        4.    Dividends.

        (a)   Holders of shares of the Series D Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 8.375% per annum of the Liquidation Preference (as defined below) per share (equivalent to a fixed annual amount of $2.09375 per share). Dividends on the Series D Preferred Stock shall be cumulative from the date of original issue and shall be payable in arrears for each period ended April 30, July 31, October 31, and January 31, on or before the 15th day of May, August, November, February, of each year, or, if not a business day, the next succeeding business day (each, a "Dividend Payment Date"). The first dividend will be paid on May 17, 2004, with respect to the period commencing on the date of issue and ending on April 30, 2004. Any dividend payable on the Series D Preferred Stock for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the last day of the preceding calendar month prior to the applicable Dividend Payment Date or on such other date designated by the Board of Directors of the Company that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

        (b)   No dividends on shares of Series D Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

        (c)   Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared and whether or not such is prohibited by agreement. Accrued but unpaid dividends on the Series D Preferred Stock will not bear interest and holders of the Series D Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series D Preferred Stock (other than a dividend in shares of the Company's Common Stock or in shares of any other class of stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

        (d)   Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series D Preferred Stock as to dividends and upon liquidation or redemptions for the purpose of preserving the Company's qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended). Holders of shares of the Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series D Preferred Stock as provided above. Any dividend payment made on shares of the Series D Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

        5.    Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series D Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25 per share in cash or property at its fair market value as determined by the board of directors (the "Liquidation Preference"), plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series D Preferred Stock as to liquidation rights. The Company will promptly provide to the holders of Series D Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company; provided that, in each case, effective provision is made in the organizational documents of the resulting or surviving entity or otherwise for the rights of the holders of the Series D Preferred Stock to receive dividends and participate in any distribution upon liquidation, dissolution or winding up of the affairs of such resulting or surviving entity in a manner consistent with the provisions of this Article Third.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the Maryland General Corporation Law (the "MGCL"), no effect shall be given to amounts that would be needed if the Company would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of the Company whose preferential rights upon distribution are superior to those receiving the distribution.

        6.    Redemption.

        (a)   The Series D Preferred Stock is not redeemable prior to February 10, 2009 subject, however, to the provisions in paragraph (9) of this Article Third. On and after February 10, 2009, the Company, at its option, upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except with respect to any shares of Series D Preferred Stock that constitute Excess Shares (as defined in paragraph 9 of this Article Third)) without interest. No shares of Series D Preferred Stock may be redeemed except with assets legally available for the payment of the redemption price.

        Holders of Series D Preferred Stock to be redeemed shall surrender such Series D Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any shares of Series D Preferred Stock has been given and if the funds necessary for such redemption have been set aside, separate and apart from other funds, by the Company in trust for the benefit of the holders of any shares of Series D Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series D Preferred Stock is to be redeemed, the Series D Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

        (b)   Unless full cumulative dividends on all shares of Series D Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series D Preferred Stock shall be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series D Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of any shares of Series D Preferred Stock that constitute Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a real estate investment trust under the Internal Revenue Code, or the purchase or acquisition of shares of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series D Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

        (c)   Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series D Preferred Stock to be redeemed; (iv) the place or places where the Series D Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series D Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed.

        (d)   Immediately prior to any redemption of Series D Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series D Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

        (e)   Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series D Preferred Stock are being redeemed, for cash at a redemption price of $25 per share, but excluding accrued and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in such proportion and in accordance with such procedures as shares of Series D Preferred Stock are being redeemed.

        (f)    All Series D Preferred Shares redeemed pursuant to this Section 6 shall be retired and shall be reclassified as authorized and unissued preferred shares, without designation as to class or series, and may thereafter be reissued as any class or series of preferred shares.

        7.    Voting Rights.

        (a)   Holders of the Series D Preferred Stock will not have any voting rights, except as set forth below.

        (b)   Whenever dividends on any shares of Series D Preferred Stock shall be in arrears for any six or more quarterly dividend periods, regardless of whether such quarterly periods are consecutive (a "Preferred Dividend Default"), the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage respect to any Parity Preferred (as hereinafter defined). The holders of such shares of Series D Preferred Stock (voting separately as a class with all other series of Preferred Stock ranking on a parity with the Series D Preferred Stock as to dividends or upon liquidation ("Parity Preferred") upon which like voting rights have been conferred and are exercisable) will be entitled to vote separately as a class, in order to fill the vacancies thereby created, for the election of a total of two additional directors of the Company (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the Series D Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series D Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In the event the directors of the Company are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to insure that the number of directors in each of the classes of directors are as equal as possible. Each Preferred Stock Director, as a qualification for election as such (and regardless of how elected) shall submit to the Board of Directors of the Company a duly executed, valid, binding and enforceable letter of resignation from the Board of Directors, to be effective upon the date upon which all dividends accumulated on such shares of Series D Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the terms of office of all persons elected as Preferred Stock Directors by the holders of the Series D Preferred Stock and any Parity Preferred shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of directors then constituting the Board of Directors shall be reduced accordingly. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series D Preferred Stock and shares of Parity Preferred upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. Such Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series D Preferred Stock and such Parity Preferred present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series D Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or set aside for payment in full on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series D Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

        (c)   So long as any shares of Series D Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

          (i)  amend, alter or repeal the provisions of the Charter or the Articles Supplementary, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof;

         (ii)  authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of Preferred Stock or rights to subscribe to or acquire any class or series of shares of Preferred Stock or any security convertible into any class or series of shares of Preferred Stock, in each case ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any shares of Preferred Stock into any such shares; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series D Preferred Stock (or any equivalent class or series of stock issued by the surviving corporation in any merger or consolidation to which the Company became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series D Preferred Stock; and provided, further, that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        (d)   The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

        (e)   Except as expressly stated in these Articles Supplementary, the Series D Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series D Preferred Stock.

        8.    Conversion.    The Series D Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

        9.    Restrictions on Ownership and Transfer.    Once there is a completed public offering of the Series D Preferred Stock, if the Board of Directors shall, at any time and in good faith, be of the opinion that actual or constructive ownership of at least 9.9% or more of the value of the outstanding capital stock of the Company ("Excess Shares") has or may become concentrated in the hands of one owner, the Board of Directors shall have the power (i) by means deemed equitable by the Board of Directors, and pursuant to written notice, to call for the purchase from any shareholder of the corporation a number of shares of Series D Preferred Stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of such beneficial owner to no more than 9.9% of the value of the outstanding capital stock of the corporation, and (ii) to refuse to transfer or issue shares of Series D Preferred Stock to any person whose acquisition of such Series D Preferred Stock would, in the opinion of the Board of Directors, result in the direct or indirect ownership by that person of more than 9.9% of the value of the outstanding capital stock of the Company. The purchase price for any shares of Series D Preferred Stock shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or if the shares are not then listed on a national securities exchange, the purchase price shall be equal to the redemption price of such shares of Series D Preferred Stock. Payment of the purchase price shall be made within thirty days following the date set forth in the notice of call for purchase and shall be made in such manner as may be determined by the Board of Directors of the Company. From and after the date fixed for purchase by the Board of Directors, as set forth in the notice, the holder of any shares so called for purchase shall cease to be entitled to dividends, and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any transfer of Series D Preferred Shares that would create an actual or constructive owner of more than 9.9% of the value of the outstanding shares of capital stock of this Company shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Series D Preferred Shares shall be deemed, at the option of the corporation, to have acted as agent on behalf of the Company in acquiring such shares and to hold such shares on behalf of the Company.

        Notwithstanding anything herein to the contrary, the Company and its transfer agent may refuse to transfer any shares of Series D Preferred Stock, passing either by voluntary transfer, by operation of law, or under the last will and testament of any shareholder if such transfer would or might, in the opinion of the Board of Directors or counsel to the Company, disqualify the Company as a Real Estate Investment Trust under the Internal Revenue Code. Nothing herein contained shall limit the ability of the corporation to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to preserve the Company's tax status as a qualified Real Estate Investment Trust. Nothing herein contained shall preclude settlement of any transaction entered into through the facilities of the New York Stock Exchange.

        10.    No Preemptive Rights.    No holder of Series D Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of Preferred Stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of Preferred Stock of the Company.

                                         OMEGA HEALTHCARE INVESTORS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints Robert O. Stephenson and Thomas H. Peterson and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of common stock of Omega Healthcare Investors, Inc. (“Omega”) held of record by the undersigned on April 30, 2010 at the Annual Meeting of Stockholders to be held on June 9, 2010 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned.  If no specification is made, this Proxy will be voted FOR:

1.	The Election of Directors
NOMINEES:
Edward Lowenthal and Stephen D. Plavin

2.	Ratification of Independent Auditors
Ernst & Young LLP

3.	Amendments to Omega’s Charter to:
a.
revise various provisions regarding real estate investment trust (“REIT”) ownership limits in our Charter to protect the Company’s status as a qualified REIT and to otherwise modernize our Charter based on developments in REIT law and current  practice; and

b.	grant authority to our Board of Directors to amend our Charter, in its sole discretion, to increase or decrease the aggregate number of authorized shares of the Company’s common and preferred stock.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

SEE REVERSE SIDE

-- FOLD AND DETACH HERE --

[X]           (Please mark yourvotes as in this example.)

The Directors recommend a vote “FOR” each of the Proposals.

VOTE FOR     VOTE WITHHELD
1.           The Election of Directors                                                                                                                            [    ]                      [    ]

NOMINEES:
Edward Lowenthal and Stephen D. Plavin
(Instruction:  To withhold authority to vote for any individual nominee, write that nominee’s name here.)

                                    FOR       AGAINST    ABSTAIN

2.           Ratification of Independent Auditors                                                                                        [    ]            [    ]              [    ]
Ernst & Young LLP

3.           Amendments to Omega’s Charter to:

a.
revise various provisions regarding REIT ownership limits in our Charter to protect the Company’s status as a qualified REIT and to otherwise modernize our Charter based on developments in REIT law and industry standards; and

                                    FOR       AGAINST    ABSTAIN
                                                                                                                                                                      [    ]            [    ]              [    ]

b.	grant authority to the Board of Directors to amend our Charter from time to time to increase or decrease the aggregate number of authorized shares of the Company’s common and preferred stock.

                                    FOR       AGAINST    ABSTAIN

         [    ]            [    ]              [    ]

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NOTE:                      Please sign exactly as your name appears on this Proxy.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Please check the box if you plan to attend the Annual Meeting in person.                          []

SIGNATURE(S)                                                                DATE

NOTE:
Please sign exactly as your name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This Proxy will not be used if you attend the meeting in person and so request.

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